UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER TO OUR STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens Financial Group, Inc., to be held on Thursday, April 28, 2016, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903. The matters scheduled for consideration at the meeting are described in detail in the Notice of Annual Meeting of Stockholders and the proxy statement. Stockholders as of the record date of March 7, 2016 are entitled to vote at the meeting.

Registration and seating will begin at 8:00 a.m. Eastern Time. Each stockholder will be asked to sign an admittance card and will be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 7, 2016 record date. Cameras and recording devices will not be permitted at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need in an expedited manner while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

It is important that your shares be represented at the Annual Meeting of Stockholders. Therefore, whether you plan to attend the annual meeting or not, you may access electronic voting via the Internet or the automated telephone voting feature, both of which are described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the annual meeting you may vote in person.

On behalf of our board of directors, I want to thank you for your support of Citizens Financial Group, Inc.

March 8, 2016

Sincerely,

Bruce Van Saun

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2016

To the Stockholders of Citizens Financial Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Citizens Financial Group Inc., a Delaware corporation (the “Company”), will be held on April 28, 2016, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903 for the following purposes:

1.	The election of twelve directors named in the accompanying proxy statement to serve until the 2017 annual meeting or until their successors are duly elected and qualified;

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2016;

3.	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

Stockholders of record at the close of business on March 7, 2016 are entitled to notice of, and to vote at, the Annual Meeting. We are first sending this proxy statement and the enclosed proxy form to stockholders on or about March 18, 2016.

Our board of directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement and FOR, on an advisory basis, the Company’s executive compensation as described in Proposal No. 3 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of circulating our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the proxy statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; and information on how to attend the meeting and vote in person.

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You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Stamford, Connecticut

March 8, 2016

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 28, 2016:

This notice of the Annual Meeting of stockholders, the accompanying proxy statement and our 2015 annual report to stockholders will be available at www.edocumentview.com/CFG commencing on or about March 18, 2016.

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2016 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Citizens Financial Group, Inc.’s 2016 Annual Meeting Information

Date and Time:	April 28, 2016, at 9:00 a.m. Eastern Time.

Place:	One Citizens Plaza, Providence, Rhode Island 02903.

Record Date:	March 7, 2016.

Voting:	Holders of common stock are entitled to one vote per share.

Admission:	To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials (the “Notice”) or this proxy statement is first being mailed to stockholders on or about March 18, 2016.

Items of Business

Proposals		Board Vote Recommendation	Page Reference

1.	Elect the directors named in this proxy statement	FOR ALL	75

2.	Ratify the appointment of our independent registered public accounting firm	FOR	76

3.	Advisory vote on executive compensation	FOR	77

Board Structure

Our board of directors (the “Board”) will consist of not less than 5 nor more than 25 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of defaults. The exact number of directors will be fixed from time to time by resolution of our Board. Citizens Financial Group, Inc. (the “Company”) currently has twelve directors. The terms of office of all directors expire at the annual meeting.

Our Board currently consists of the following directors: Bruce Van Saun, Mark Casady, Christine M. Cumming, Anthony Di lorio, William P. Hankowsky, Howard W. Hanna Ill, Leo I. (“Lee”) Higdon, Charles J. (“Bud”) Koch, Arthur F. Ryan, Shivan S. Subramaniam, Wendy A. Watson and Marita Zuraitis.

Election of Directors

Our amended and restated certificate of incorporation (the “Charter”) and bylaws, as amended and restated on February 13, 2015 (the “Bylaws”), provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.

The nominees for director are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent[1]
Bruce Van Saun	58	2013	Chairman and CEO, Citizens Financial Group, Inc.	Executive; Equity	No

Mark Casady	55	2014	Chairman and CEO, LPL Financial Holdings, Inc.	Risk	Yes

Christine M. Cumming	61	2015	Former First Vice President and COO, Federal Reserve Bank of New York	Risk	Yes

Anthony Di lorio	72	2014	Retired CFO, Deutsche Bank AG	Audit; Governance	Yes

William P. Hankowsky	64	2006	Chairman, President and CEO, Liberty Property Trust	Audit; Compensation	Yes

Howard W. Hanna Ill	68	2009	Chairman and CEO, Hanna Holdings, Inc.	Audit; Governance	Yes

Leo I. (“Lee”) Higdon	69	2014	Past President of Connecticut College	Audit; Compensation	Yes

Charles J. (“Bud”) Koch	69	2004	Former Chairman, President and CEO, Charter One Bank	Audit; Risk (Chair)	Yes

Arthur F. Ryan	73	2009	Retired Chairman, CEO and President of Prudential Financial, Inc.	Compensation (Chair); Governance; Executive	Yes

Shivan S. Subramaniam	67	2005	Chairman, FM Global	Governance (Chair); Risk; Executive	Yes

Wendy A. Watson	67	2010	Former Executive Vice President, Global Services, State Street Bank & Trust	Audit (Chair); Compensation; Risk	Yes

Marita Zuraitis	55	2011	Director, President and CEO, The Horace Mann Companies	Risk	Yes

Additional information about the director nominees is provided on page 11.

[1]	Under New York Stock Exchange independence standards.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year. Summary information with respect to the fees for services provided to us by Deloitte & Touche LLP during the fiscal years ended December 31, 2015 and 2014 can be found beginning on page 74.

Advisory Vote to Approve Executive Compensation

The Board is asking you to approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2015 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and accompanying narrative).

2017 Annual Meeting

The deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 to be included in the proxy statement for our annual meeting of stockholders expected to be held in April 2017 is November 8, 2016. For more information, see page 78.

Our Bylaws impose some procedural requirements on stockholders who wish to make nominations to elect directors, propose that a director be removed, propose any repeal or change in our Bylaws or propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our Corporate Secretary.

To be timely, a stockholder’s notice for proposals outside of SEC Rule 14a-8 must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of stockholders to be held in 2017, such a proposal must be received on or after November 29, 2016, but not later than December 29, 2016. In the event that the date of the annual meeting of stockholders to be held in 2017 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2017 and not later than 70 days prior to such annual meeting of stockholders to be held in 2017 or 10 days following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

•	the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner;

•	the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•	a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

•	a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•	a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

•	any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

•	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held on April 28, 2016, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903 (the “Annual Meeting”).

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.

Who is entitled to vote?

Holders of our common stock at the close of business on March 7, 2016 are entitled to vote. March 7, 2016 is referred to as the record date. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on April 28, 2016 and will be accessible in electronic form for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. As of March 7, 2016, there were 527,856,179 shares of our common stock outstanding.

What is the difference between a stockholder of record and a “street name” holder?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the Internet, as described below under the heading “How do I vote?”

Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the proxy card or by using the Internet or by telephone, as described below under the heading “How do I vote?”.

How do I vote?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 27, 2016. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on three items:

1.	the election of twelve directors nominated by the board of directors and named in the proxy statement to serve until the 2017 annual meeting or until their successors are duly elected and qualified;

2.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2016; and

3.	advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The Board recommends that you vote as follows:

1.	FOR the twelve director nominees;

2.	FOR the ratification of the appointment of our independent registered public accounting firm; and

3.	FOR the approval of the Company’s executive compensation.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the twelve nominees for director;

•	vote FOR any of the nominees for director and WITHHOLD from voting on the other nominees for director; or

•	WITHHOLD from voting on all of the nominees for director.

Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the twelve individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy. Abstentions will not count as votes cast.

How may I cast my advisory vote for the proposal to approve the Company’s executive compensation?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of the Company’s executive compensation;

•	vote AGAINST the approval, on an advisory basis, of the Company’s executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation and Human Resources Committee (the “Compensation Committee”) will seriously consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

1.	FOR the twelve director nominees;

2.	FOR the ratification of the appointment of our independent registered public accounting firm; and

3.	FOR the approval, on an advisory basis, of the Company’s executive compensation.

Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?

If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the New York Stock Exchange (“NYSE”) rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and approval, on an advisory basis, of the Company’s executive compensation are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the twelve individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected. Withheld votes are not considered votes cast for or against the nominee under a plurality voting standard. For each other proposal to pass in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the votes cast in person, electronically or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast. The following table summarizes the Board’s recommendation on each proposal and the vote required for each proposal to pass.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval
1	Election of Directors	FOR ALL	The twelve nominees who receive the most FOR votes properly cast in person, electronically or by proxy and entitled to vote will be elected

2	Ratification of independent registered public accounting firm	FOR	Majority of the votes cast by the holders of shares present in person, electronically or by proxy and entitled to vote

3	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote	FOR	Majority of the votes cast by the holders of shares present in person, electronically or by proxy and entitled to vote

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of the Company’s common stock as of March 7, 2016 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. No cameras, cell phones, smart phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room.

Who bears the cost of the proxy materials?

The Company pays for preparing, printing and mailing this proxy statement and the annual report. Officers and employees of the Company may solicit the return of proxies, but will not receive additional compensation for those efforts. The Company will request that brokers, banks, custodians, nominees and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone or other means.

Can I receive future proxy materials and annual reports electronically?

Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, and will reduce the environmental impact of our annual meetings.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our Board operations.

Our Charter and Bylaws provide that the board of directors shall consist of not less than 5 nor more than 25 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The exact number of directors will be fixed from time to time by resolution of our Board. The board of directors has fixed the current number of directors at twelve. The terms of office of all directors expire at the Annual Meeting.

At each annual meeting, the successors of the directors are elected to hold office for a term expiring at the next annual meeting. The board of directors is therefore asking you to elect the nominees for director. All twelve have been nominated for reelection at the Annual Meeting. See “Proposal 1—Election of Directors” on page 75.

Directors are elected by a plurality. Therefore, the twelve nominees who receive the most “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the twelve nominees recommended by the board of directors unless you choose to withhold your vote against any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Set forth below for each nominee is biographical information. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the Board’s and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the board of directors.

Nominees

Bruce Van Saun joined our Board as Chairman and Chief Executive Officer in October 2013. From October 2009 through October 2013, Mr. Van Saun served as The Royal Bank of Scotland Group plc Finance Director and was a member of its board of directors. From 1997 to 2008, Mr. Van Saun held a number of senior positions with The Bank of New York and later The Bank of New York Mellon, including Vice Chairman and Chief Financial Officer. Earlier in his career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. In all, Mr. Van Saun has more than 30 years of financial services experience.

Mr. Van Saun has also served on the boards of directors of our subsidiaries Citizens Bank, N.A. (“CBNA”) and Citizens Bank of Pennsylvania (“CBPA”) since October 2013. In addition, Mr. Van Saun has served as a director on the franchise board of Lloyd’s of London since September 2012, with his term expiring May 31, 2016. He is a member of The Clearing House supervisory board, and serves on the boards of Jobs for Massachusetts and the National Constitution Center. Mr. Van Saun joined the board of directors of Moody’s Corporation on March 1, 2016 and serves on the Audit and Governance and Compensation committees. He has previously served on a number of boards in both the United Kingdom and the United States, including the boards of Direct Line Insurance Group plc (from April 2012 to October 2013), WorldPay (Ship Midco Limited) (from July 2011 to September 2013) and ConvergEx Inc. (from May 2007 to October 2013). Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.

Mark Casady joined our Board in June 2014. Mr. Casady is the Chairman and Chief Executive Officer of LPL Financial Holdings Inc. He joined LPL Financial in May 2002 as Chief Operating Officer, became President in April 2003 and Chairman and Chief Executive Officer in December 2005. Before joining LPL Financial, he was Managing Director, mutual fund group for Deutsche Asset Management, Americas—formerly Scudder Investments. He joined Scudder in 1994 and held roles as Managing Director—Americas, head of global mutual fund group and head of defined contribution services. He was also a member of the Scudder, Stevens and Clark board of directors and management committee. Mr. Casady serves on the board of governors of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the board of directors of the Financial Services Roundtable and Eze Software Group. He has also served on the boards of our subsidiaries CBNA and CBPA since June 2014. He is former Chairman of the Insured Retirement Institute. Mr. Casady received his B.S. from Indiana University and his M.B.A. from DePaul University.

Christine M. Cumming joined our Board in October 2015. Until her retirement in June 2015, Ms. Cumming was first vice president of the Federal Reserve Bank of New York (“FRBNY”), the second ranking officer in the FRBNY, and served as its chief operating officer, as well as an alternate voting member of the Federal Open Market Committee. Prior to holding that position, Ms. Cumming was executive vice president and director of research with responsibility for the Research and Market Analysis Group. Previously, she served as senior vice president responsible for the Bank Analysis and Advisory and Technical Services Functions in the Bank Supervision Group. In 1992, she was appointed vice president and assigned to Domestic Bank Examinations in Bank Supervision. She also was active in the work of the Basel Committee, including as co-chair of the Risk Management Group and chair of the task forces on supervisory matters for the Joint Forum, made up of banking, securities and insurance regulators. From 2011 to April 2015, Ms. Cumming chaired the Cross-Border Crisis Management Group, which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board. Ms. Cumming joined the FRBNY’s staff in September 1979 as an economist in the International Research Department, and later in the FRBNY’s International Capital Markets staff. She has also served on the boards of our subsidiaries CBNA and CBPA since October 2015. Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.

Anthony Di lorio has served on our Board since January 2014. Mr. Di lorio began his career at Peat Marwick (KPMG) where he worked in the firm’s Financial Institutions Practice in New York and Chicago. After leaving Peat Marwick, he worked for several leading financial institutions, including as Co-controller of Goldman Sachs, Chief Financial Officer of the Capital Markets business of NationsBank (Bank of America), Executive Vice President of Paine Webber and Chief Executive Officer of Paine Webber International. He joined Deutsche Bank in Frankfurt in 2001 and later became Chief Financial Officer and a member of its board of directors and group executive committee. After retiring from

Deutsche Bank in 2008, he served as senior adviser to Ernst & Young working with the firm’s financial services partners in the United Kingdom, Europe, the Middle East and Africa. Mr. Di lorio has also served on the boards of directors of our subsidiaries CBNA and CBPA since January 2014 and served as a director on the board of our former affiliate, The Royal Bank of Scotland Group plc from September 2011 to March 2014. Mr. Di lorio received a Bachelor of Business Administration from lona College and an M.B.A. from Columbia University.

William P. Hankowsky has served on our Board since November 2006. Mr. Hankowsky is the Chairman, President and Chief Executive Officer of Liberty Property Trust. He joined Liberty in January 2001 as Chief Investment Officer and was responsible for refining the company’s corporate strategy and investment process. In 2002, he was named President, and in 2003, was appointed Chief Executive Officer and elected Chairman of Liberty’s board of trustees. Prior to joining Liberty, Mr. Hankowsky served for 11 years as President of the Philadelphia Industrial Development Corporation (“PIDC”). Prior to PIDC, he was the City of Philadelphia’s

commerce director. Mr. Hankowsky currently serves on the boards of Aqua America Inc. (since 2004), Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Kimmel Center for the Performing Arts, Philadelphia Convention and Visitors Bureau, Pennsylvania Academy of the Fine Arts, Philadelphia Shipyard Development Corporation and United Way of Greater Philadelphia and Southern New Jersey. He has also served on the boards of directors of our subsidiaries CBNA and CBPA since November 2006. Mr. Hankowsky received a B.A. in economics from Brown University.

Howard W. Hanna III has served on our Board since June 2009. Mr. Hanna is the Chairman and Chief Executive Officer of Hanna Holdings, Inc. He became a sales associate in 1970 and the General Manager of Howard Hanna Real Estate Services in 1974. Mr. Hanna became Chief Operating Officer of Howard Hanna Real Estate Services and its parent company, Hanna Holdings, Inc. when the company incorporated in 1979 and then became President in 1983 and Chief Executive Officer in 1990. Howard Hanna Real Estate Services, Inc. offers mortgage origination products and services in certain geographies and, in this capacity, competes with us in Pennsylvania, Ohio, Michigan, Virginia, West Virginia, North Carolina, New York and Maryland. Mr. Hanna currently serves as the Chair of the Children’s Hospital of Pittsburgh Board of Trustees and is a member of the hospital’s Foundation Board and Finance and Investment Committee. Mr. Hanna also serves on the boards of John Carroll University, LaRoche College, the Katz Graduate School of Business Board of Visitors, the University of Pittsburgh, the University of Pittsburgh Medical Center Health System, the Diocese of Pittsburgh Finance Council and the YMCA of Greater Pittsburgh. From 2007 to 2012, he served on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office. Mr. Hanna has also served on the boards of directors of our subsidiaries CBNA and CBPA since June 2009. Mr. Hanna received a B.S. from John Carroll University in 1969.

Leo I. (“Lee”) Higdon joined our Board in August 2014. From 2006 to 2013, Mr. Higdon was the President of Connecticut College. He serves on the board of directors of Eaton Vance Corporation (since 2000) where he is currently lead director, and HealthSouth Corporation (since 2004) where he is currently the non-executive Chairman. From 2001 to 2006, he was the President of the College of Charleston. Prior to becoming President of the College of Charleston, Mr. Higdon was the President of Babson College and the Dean of the Darden Graduate School of Business Administration at the University of Virginia. Mr. Higdon spent over 20 years at Salomon Brothers Inc, holding various positions, including Managing Director and Vice Chairman. In addition, Mr. Higdon previously served on the boards of directors of Bestfoods, Inc., Chemtura Corporation and Newmont Mining Corporation. He has also served on the boards of our subsidiaries CBNA and CBPA since August 2014. Mr. Higdon earned a B.A. in history from Georgetown University and a M.B.A. in Finance from the University of Chicago.

Charles J. (“Bud’) Koch has served on our Board since September 2004. Mr. Koch is the retired Chairman and Chief Executive Officer of Charter One Financial and its subsidiary Charter One Bank. He served as Charter One’s Chief Executive Officer from 1987 to 2004 and as its Chairman from 1995 to 2004, when the bank was acquired by The Royal Bank of Scotland Group plc. Mr. Koch has served on the boards of directors of our subsidiaries CBNA and CBPA since September 2004. He also served on the board of directors of our former affiliate, The Royal Bank of Scotland Group plc from 2004 until February 2009. Mr. Koch has been a director of

Assurant Inc. (AIZ) since August 2005, and is currently a member of the Assurant Finance and Risk Committee which he chaired from 2005 to 2014, as well as a member of its Compensation Committee. He has been a director of the Federal Home Loan Bank (“FHLB”) of Cincinnati since 1990. He was Chairman of the Board of the FHLB of Cincinnati from 2005 to 2006, and currently serves on its Risk, Compensation, and Nomination and Governance Committees. His long tenure on the FHLB of Cincinnati Board has been interrupted twice, for a total of three years, due to term limitations. Mr. Koch serves as a trustee of Case Western Reserve University, and he served as its Chairman of the Board from 2008 to 2012. He is also a past Chairman of the Board of John Carroll University. Mr. Koch graduated from Lehigh University with a B.S. in Industrial Engineering and earned a M.B.A. from Loyola College in Baltimore, Maryland.

Arthur F. Ryan has served on our Board since April 2009. Mr. Ryan is the former Chairman, Chief Executive Officer and President of Prudential Financial, Inc. After 13 years at Prudential, he retired as Chief Executive Officer and President in 2007 and he retired as Chairman in May 2008. Prior to joining Prudential in 1994, Mr. Ryan worked at Chase Manhattan Bank for 22 years. He ran Chase Manhattan’s worldwide retail bank between 1984 and 1990 and became President and Chief Operating Officer in 1990. Mr. Ryan has served on the boards of directors of our subsidiaries CBNA and CBPA since April 2009 and also served (from October 2008 to September

2013) as a director on the board of our former affiliate, The Royal Bank of Scotland Group plc. He also has served as a non-executive director of Regeneron Pharmaceuticals, Inc. since January 2003.

Shivan S. Subramaniam has served on our Board since January 2005. Mr. Subramaniam has been the Chairman of Factory Mutual Insurance Company, a commercial and industrial property insurer since 2002 and also served as President and Chief Executive Officer from 1999 until his retirement at the end of 2014. Previously, Mr. Subramaniam served as Chairman and Chief Executive Officer at Allendale Insurance, a predecessor company of FM Global. Elected president of Allendale in 1992, he held a number of senior-level positions in finance and management after joining the company in 1974. Mr. Subramaniam’s career spans nearly 40 years in the insurance industry. He has served on the board of directors of Lifespan Corporation since December 2006 and is a trustee of Bryant University and a director of the Rhode Island Public Expenditure Council. Mr. Subramaniam has also served on the boards of directors of our subsidiaries CBNA and CBPA since January 2005. Mr. Subramaniam received his bachelor’s degree in mechanical engineering from the Birla Institute of Technology, Pilani, India, and has since earned two master’s degrees—one in operations research from the Polytechnic at New York University, and another in management from the Sloan School of Management at the Massachusetts Institute of Technology.

Wendy A. Watson has served on our Board since October 2010. Until her retirement in 2009, Ms. Watson was the Executive Vice President, Global Services for State Street Bank & Trust Company which she joined in 2000. Previously, Ms. Watson was with the Canadian Imperial Bank of Commerce where she served as Head of the Global Private Banking and Trust business and President & Chief Executive Officer CIBC Finance. She has also served as Chief Information Officer and as Head of Internal Audit for Confederation Life Insurance Company in Toronto. Ms. Watson began her career in the audit department of Sun Life Assurance

Company in Canada. She has served as a director of MD Financial Holdings (CMA Holdings) Canada since 2010, DAS Canada Insurance Company (a subsidiary of Munich Re) since 2010, the Independent Order of the Foresters Life Insurance Company since 2013 and MD Private Trust (a subsidiary of MD Financial Holdings) since 2015. Ms. Watson’s years of board service also include Chair of the board of two of State Street Bank’s multi-national entities—State Street Syntel Private Ltd (India) and State Street Syntel Services Ltd (Mauritius). She currently serves on the Community Service Committee of Boston Children’s Hospital and the Advisory Board of Crittenten Women’s Union. Ms. Watson has also served on the boards of directors of our subsidiaries CBNA and CBPA since October 2010. In addition to her corporate directorship roles, Ms. Watson is also currently a member of the Editorial Board of the “Intelligent Outsourcer” Journal and has served as a member of the board of directors of the Women’s College Hospital and the Women’s College Hospital Foundation in Toronto. Ms. Watson is a magna cum laude graduate of McGill University in Montreal with a Bachelor of Commerce degree with majors in Accounting and Law. She holds an advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. She is a fellow of the National Association of Corporate Directors. Ms. Watson is also a CPA and Certified Fraud Examiner.

Marita Zuraitis has served on our Board since May 2011. Ms. Zuraitis is Director, President and Chief Executive Officer of The Horace Mann Educators Corporation. Prior to joining Horace Mann in May 2013, Ms. Zuraitis served as Executive Vice President and a member of the Executive Leadership Team for The Hanover Insurance Group, Inc. While at The Hanover Insurance Group, Ms. Zuraitis served as President, Property and Casualty Companies, responsible for the personal and commercial lines of operation at Citizens Insurance Company of America, The Hanover Insurance Company and their affiliates, a position she held since 2004. Prior to 2004, she was President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies. Previously, she held underwriting and field management positions with United States Fidelity and Guaranty Company and Aetna Life and Casualty. Ms. Zuraitis has over 30 years of experience in the insurance industry. She has served as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has been a member of the executive and the compensation committees since June 2009. Ms. Zuraitis has also served on the boards of directors of our subsidiaries CBNA and CBPA since May 2011. She is a past Chairperson of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics based in Boca Raton, Florida and a past member of the board of Worcester Academy in Worcester, Massachusetts. A graduate of Fairfield University, Ms. Zuraitis has also completed the Advanced Executive Education Program at the Wharton School of Business and the Program on Negotiations at Harvard University.

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board considered the following important characteristics, among others:

Mr. Van Saun—we considered his experience as an executive in the financial services industry, his extensive financial background and his experience serving on the boards of other public companies. Furthermore, we also considered how his additional role as our Chief Executive Officer would bring management’s perspective to Board deliberations and provide valuable information about the status of our day-to-day operations.

Mr. Casady—we considered his experience in compliance and risk as an executive in the financial services industry, including his experience as Chief Executive Officer of LPL Financial Holdings Inc., and his experience serving on the board of governors of FINRA and the boards of directors of the Financial Services Roundtable and Eze Software Group.

Ms. Cumming—we considered her experience as an executive in the financial services industry, including her experience as the First Vice President and Chief Operating Officer with the Federal Reserve Bank of New York and her broad background in risk management, technology, monetary policy and bank supervision.

Mr. Di lorio—we considered his experience as an executive in the financial services industry, including his experience as Chief Financial Officer of Deutsche Bank, his extensive financial background and his experience serving on the boards of other public companies.

Mr. Hankowsky—we considered his extensive business and management expertise, including his experience as Chief Executive Officer of Liberty Property Trust, his service as President of the Philadelphia Industrial Development Corporation, his experience serving on the boards of numerous public companies and non-profit entities and his experience in the real estate sector.

Mr. Hanna—we considered his extensive business and management expertise, his experience serving on the boards of numerous non-profit entities and the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office, and his experience in the real estate and mortgage origination sectors.

Mr. Higdon—we considered his experience as an executive in the financial services industry, including his experience as Managing Director and Vice Chairman of Salomon Brothers Inc. and his experience serving on the boards of other public companies, including as non-executive Chairman of HealthSouth Corporation and as lead director of Eaton Vance Corporation. In addition, we considered his experience in academic institutions, including as Dean of the Darden Graduate School of Business Administration at the University of Virginia.

Mr. Koch—we considered his experience as an executive in the financial services industry, including his experience as Chief Executive Officer of Charter One Financial, his experience serving on the boards of other public companies and the FHLB of Cincinnati and his experience in the retail banking sector.

Mr. Ryan—we considered his experience as an executive in the financial services industry, including his experience as Chief Executive Officer of Prudential Financial, Inc. and President and Chief Operating Officer of Chase Manhattan Bank, his experience serving on the boards of other public companies and his experience in the retail banking sector.

Mr. Subramaniam—we considered his extensive business and management expertise, including his experience as Chief Executive Officer of FM Global, and his experience serving on the boards of directors of FM Global and Lifespan Corporation and the board of trustees of Bryant University.

Ms. Watson—we considered her experience as an executive in the financial services industry, including her experience as Executive Vice President, Global Services for State Street Bank & Trust Company, her extensive financial background, her fellowship with the National Association of Corporate Directors, her credentials as a CPA and Certified Fraud Examiner, and her experience serving on the boards of other financial services companies.

Ms. Zuraitis—we considered her experience as an executive in the financial services industry, her experience serving on the boards of Horace Mann Educators Corporation and NCCI Holdings, Inc. and her experience in the insurance sector.

Selecting Nominees for Director

Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates and recommends candidates for Board membership to the Board annually and as vacancies or newly created positions occur. Upon the recommendation of the Nominating and Corporate Governance Committee, a slate of directors is nominated by the Board and submitted to a stockholder vote annually.

The Nominating and Corporate Governance Committee will consider for nomination persons who have demonstrated leadership, have experience or relevant knowledge, time availability and commitment, the highest character, reputation and integrity, the analytical and critical thinking skills, the financial literacy, risk management and other business experience and acumen, the ability to work as a team constructively in a collegial environment and who exhibited independent thought and judgment.

The Nominating and Corporate Governance Committee also recommends individuals for membership on the committees of the Board annually and as vacancies or newly created positions occur.

In making its recommendations for Board and committee membership, the Nominating and Corporate Governance Committee reviews candidates’ qualifications for membership on the Board or committee (including making a specific determination as to the independence of the candidate) based on the criteria described above and taking into account the enhanced independence, financial literacy and financial and risk management expertise standards that may be required under law, regulation or NYSE rules for committee membership purposes. In addition, the Nominating and Corporate Governance Committee evaluates current directors for re-nomination to the Board or committee, including assessing such directors’ performance and reassessing their independence. The Nominating and Corporate Governance Committee also periodically reviews the composition of the Board and its committees in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board of directors, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board of directors.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Stockholders must propose nominees for consideration by the Nominating and Corporate Governance Committee in accordance with the procedures and other requirements set forth in our Bylaws. See “Other Information for Stockholders—Proposals for 2017” on page 78.

Director Independence

As a part of its listing standards, the NYSE has adopted certain criteria that our Board considers when determining director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest, when determining director independence. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer or a significant stockholder thereof. Any such relationship must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by the Company or its subsidiaries to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.

To assist the Board in its determination of director independence, the Nominating and Corporate Governance Committee annually evaluates each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Corporate Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence or non-independence of each such person. As a part of this evaluation process, the Nominating and Corporate Governance Committee considers all relevant facts and circumstances and, in particular, the independence requirements of the NYSE. Banking relationships with the Company or any of its subsidiaries (including deposit, investment, lending, fiduciary) that are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to nonaffiliated customers for comparable transactions are not considered material in determining independence.

We have determined that each of Mr. Casady, Ms. Cumming, Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch, Mr. Ryan, Mr. Subramaniam, Ms. Watson and Ms. Zuraitis is an independent director within the meaning of the applicable rules of the SEC and NYSE. In addition, each of Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch and Ms. Watson is also an independent director under Rule 10A-3 of the Exchange Act for the purpose of audit committee membership, and each of Mr. Ryan, Mr. Hankowsky, Mr. Higdon and Ms. Watson is also an independent director under Rule 10C-1 of the Exchange Act for the purpose of compensation committee membership. Our Board has determined that each of Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch and Ms. Watson is an audit committee financial expert within the meaning of the applicable rules of the SEC and NYSE.

Executive Sessions of Our Non-Management Directors

The Company’s non-employee directors participate in regularly scheduled executive sessions in which management does not participate. If the non-employee directors include directors who are not considered independent, the independent directors must also meet in executive session at least once a year.

The Lead Director (or Chairman, if the Chairman is a non-employee director) shall preside at each executive session. Currently, our Lead Director is Arthur F. Ryan. Interested persons may make their concerns known directly to the Lead Director or the non-management directors as a group by submitting their written correspondence to the Company’s Corporate Secretary located at 600 Washington Boulevard, Stamford, Connecticut 06901. The Corporate Secretary may facilitate such direct communication to the Lead Director or the non-management directors as a group by reviewing, sorting and summarizing such communications.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that our Chief Executive Officer shall serve as Chairman of the Board, while an independent director shall serve as Lead Director. Given the significant duties designated to our independent Lead Director, the Board’s view is that having a combined Chairman and Chief Executive Officer enables it to (i) provide efficient and effective governance and leadership to the Company, (ii) be apprised of current risks and issues that may impact the Company in a timely manner and (iii) present a single point of leadership to all Company stakeholders. Accordingly, the Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, is the most appropriate Board leadership structure for the Company.

The Board reviews its leadership structure periodically in light of the composition of the Board, the needs of the Company and its stockholders, the practices of the Company’s peers, and other factors, and retains its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time.

The Lead Director is an independent director designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. In addition to other duties and responsibilities of the Lead Director set forth in the Corporate Governance Guidelines or our Bylaws, the Lead Director shall:

•	preside at Board and stockholder meetings at which the Chairman is not present, including executive sessions of the independent directors;

•	serve as a liaison between the independent directors and the Chairman and Chief Executive Officer;

•	review and approve, in coordination with the Chairman and Chief Executive Officer, agendas for Board meetings, materials, information and meeting schedules, and have the authority to add items to the agenda for any Board meeting;

•	have the authority to call meetings of the independent directors;

•	be available for consultation and direct communication with major stockholders and regulators upon request;

•	discuss with the Chief Executive Officer, together with the Chair of the Compensation Committee the results of the Board’s annual evaluation of the Chief Executive Officer’s performance; and

•	perform such other functions as the Board shall direct or request from time to time.

Currently, Mr. Van Saun serves as our Chairman of the Board and Chief Executive Officer and Mr. Ryan serves as our Lead Director.

Board’s Role in Risk Oversight

The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight generally requires evaluation of management’s systems of internal control, financial reporting and public disclosure, ensuring the accuracy and completeness of financial results and review and approval of the Company’s enterprise risk management framework, ensuring that risks to the Company are properly managed. The Board has delegated its risk oversight duties to the Risk Committee. The Board receives independent reports from each of the Audit Committee and the Risk Committee at each of its meetings.

Under its charter, the Risk Committee is responsible for overseeing the design, implementation and operation of the Company’s enterprise-wide risk management, including with respect to funding and liquidity risk, credit risk, market risk, strategic risk, business risk, reputation risk, operational risk, model risk and pension risk. The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of the Company’s risk strategy and policy, risk appetite framework and specific risk appetites and limits.

The Risk Committee serves as the primary point of contact between the Board and the management-level committees that deal with risk management. The Risk Committee’s responsibility is one of oversight, and the Committee has no duty to ensure compliance with laws and regulations. See “—Committees of the Board—Risk Committee” on page 22.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs our affairs. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors. Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations. The charters for each of the Audit, Compensation, Nominating and Corporate Governance, Risk and Executive Committees are also available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Our Board has also adopted a Code of Business Conduct and Ethics (the “Code”), which sets forth key guiding principles concerning ethical conduct and is applicable to all of our directors, officers and employees. The Code addresses, among other things, conflicts of interest, protection of confidential information and compliance with laws, rules and regulations, and describes the process by which any concerns about violations should be reported. The Code is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. We expect that any amendments to the Code, or any waivers of its requirements, will be disclosed on our website.

Committees of the Board

Our board of directors has six standing committees. Four of these committees (Audit, Compensation, Nominating and Corporate Governance and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, our Lead Director and the chair of our Nominating and Corporate Governance Committee. The Executive Committee may act on behalf of the Board and reports its actions to the full Board. The Equity Committee acts as needed and is composed of our Chairman and Chief Executive Officer. The

Equity Committee makes equity grants (subject to certain limitations determined by the Compensation Committee) between annual grant cycles, and reports its actions to the Compensation Committee. See “—Compensation Discussion and Analysis—Process for Approval of Equity Grants.” The following table shows the current members of each of the four primary standing committees and the number of meetings held during fiscal 2015.

Director	Audit	C&HR	N&CG	Risk
Mark Casady				✓
Christine M. Cumming				✓
Anthony Di lorio	✓		✓
William P. Hankowsky	✓	✓
Howard W. Hanna III	✓		✓
Leo I. Higdon	✓	✓
Charles J. Koch	✓			✓*
Arthur F. Ryan		✓*	✓
Shivan S. Subramaniam			✓*	✓
Wendy A. Watson	✓*	✓		✓
Marita Zuraitis				✓
Number of meetings	13	8	3	7**

✓=	current committee member.

*  =  chair.

**	Number of Risk Committee meetings does not reflect six meetings held by the Compliance Sub-Committee of the Risk Committee which was established by and operates under delegated authority from the Risk Committee.

Audit Committee. The Audit Committee reviews and, as it deems appropriate, recommends to our Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the engagement and oversight of our independent public auditors.

During fiscal 2015, the Audit Committee held thirteen meetings. Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each member of the Audit Committee is an audit committee financial expert.

Compensation and Human Resources Committee. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy, determining the compensation of our executive officers and directors, administering our incentive and equity-based compensation plans, and succession planning as described in further detail in the Compensation Discussion and Analysis.

During fiscal 2015, the Compensation Committee held eight meetings. Each member of our Compensation Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act, is a “non-employee director” under Exchange Act Rule 16b-3, and is an “outside director” under Section 162(m) of the Internal Revenue Code. If, at any time, all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of Exchange Act Rule 16b-3 and “outside director” requirements of Section 162(m) of the Internal Revenue Code, the

Compensation Committee will delegate to a special Section 16b-3 and Section 162(m) subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code.

Compensation Advisory Partners, LLC provides guidance and advice to the Compensation Committee on compensation-related matters. See “—Compensation Discussion and Analysis—Executive Compensation Procedures—Role of Compensation Consultants.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations and corporate governance policies.

During fiscal 2015, the Nominating and Corporate Governance Committee held three meetings. Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

Risk Committee. The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework and specific risk appetites and limits. The Risk Committee also oversees our risk management function and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company. In carrying out its duties, the Risk Committee is authorized to select, retain, terminate and approve fees and other retention terms of independent legal or other advisors as it deems appropriate, without seeking approval of management or the Board.

During fiscal 2015, the Risk Committee held seven meetings. Each member of the Risk Committee meets the independence requirements of the NYSE. Mr. Koch qualifies as an expert, as required by federal banking regulations, having the experience in identifying, assessing and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities and size. As required by the Risk Committee charter, the chair of the committee, Mr. Koch, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)).

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served during 2015 are current or former officers or employees of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation Committee.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held eleven meetings during fiscal 2015. No member attended fewer than 75% of the Board and committee meetings on which the member sits. It is the Board’s policy that our directors attend our annual meetings. The Annual Meeting is the Company’s second annual meeting since becoming a public company during fiscal 2014.

Plurality Voting for Directors

Our Bylaws provide for the election of directors by a plurality of the votes cast. This means that the twelve individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person, electronically or by proxy) will be elected.

Succession Planning and Management Development

The Compensation Committee reviews at least annually, in consultation with the Chief Executive Officer, the Company’s talent management and management succession planning, including with respect to Chief Executive Officer selection and succession in the event of the incapacitation, retirement or removal of the Chief Executive Officer, and reviews evaluations of, and development plans for, any potential successors to the Chief Executive Officer and other key positions.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Bruce Van Saun	58	Chairman and Chief Executive Officer
Eric W. Aboaf	51	Executive Vice President, Chief Financial Officer
David Bowerman	50	Vice Chairman, Business Services
Brad L. Conner	54	Vice Chairman, Consumer Banking
Stephen T. Gannon	63	Executive Vice President, General Counsel and Chief Legal Officer
Donald H. McCree III	54	Vice Chairman, Commercial Banking
Ronald S. Ohsberg	51	Executive Vice President, Corporate Controller
Nancy L. Shanik	61	Group Executive Vice President, Chief Risk Officer

Mr. Malcolm Griggs, age 55, will become our Executive Vice President and Chief Risk Officer effective April 1, 2016, upon Ms. Shanik’s retirement as Chief Risk Officer.

Mr. Van Saun’s biography and related information may be found above at “Directors, Executive Officers and Corporate Governance—Nominees.”

Eric Aboaf became our Executive Vice President and Chief Financial Officer effective April 6, 2015. Prior to joining the Company, Mr. Aboaf was global Treasurer at Citigroup Inc. since 2009, where he was responsible for managing the company’s balance sheet, ensuring strong liquidity and optimizing the capital structure. Prior to becoming global Treasurer, Mr. Aboaf held the chief financial officer positions for both the Institutional and North American Consumer bank segments at Citigroup Inc. He was Global CFO for the Institutional Clients Group, leading the finance and strategy functions for Capital Markets, Investment Banking, Transaction Services and Alternative Investments. Mr. Aboaf served as CFO for the North American Consumer Group, which included Credit Cards, Retail Banking, Consumer Finance and Insurance. Before holding those roles, he served as Citigroup Inc.’s head of Financial Planning and Analysis. Prior to joining Citigroup Inc., Mr. Aboaf was a partner at Bain & Company and Co-Head of its U.S. Financial Services Practice. He also worked at Oliver Wyman & Company, a New York-based strategy firm. Mr. Aboaf is a graduate of both the Wharton School of Business and the Engineering School at the University of Pennsylvania. He holds a Master of Science degree from Massachusetts Institute of Technology.

David Bowerman is Vice Chairman, Head of Business Services with responsibility for Operations, Technology, Property, Procurement and Security. Previously, Mr. Bowerman was Managing Director, U.K. and European Operations for RBS Business Services. He joined NatWest Bank in 1982, which was acquired by RBS in 2002. During his years with RBS, he undertook a range of retail and corporate roles. Mr. Bowerman is a fellow of the Chartered Institute of Bankers in Scotland. He was educated in England and attended Harvard Business School’s Advanced Management Program. Mr. Bowerman has served on the board of the Institute for the Study and Practice of Nonviolence, in Providence, Rhode Island, since 2011.

Brad L. Conner is Vice Chairman of our Consumer Banking Division. He is responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as the Consumer Phone Bank and online channels. Before joining the Company in 2008, Mr. Conner was President of JP Morgan Chase & Co.’s Home Equity and Mortgage Home Loan Direct business. He previously oversaw the combined home equity business of Chase and Bank One after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner served as a director for the Rhode Island Public Expenditure Council from 2010 through 2012. Since 2009, he has served on the board of trustees of the Dave Thomas Foundation for Adoption, where he has served as treasurer since 2011, and currently serves on its audit committee and committee for institutional advancement. He has also been a member of the Consumer Bankers Association board of directors since 2011. Mr. Conner has a B.A. and M.B.A. from the University of Arkansas.

Stephen T. Gannon is our General Counsel and Chief Legal Officer. Mr. Gannon is responsible for overseeing our legal department, providing strategic leadership to the management of legal risk and overseeing an integrated legal function. Prior to joining the Company in August 2014, Mr. Gannon was the Executive Vice President and Deputy General Counsel of Capital One Financial Corporation. In his seven years at Capital One Financial Corporation, Mr. Gannon was responsible for advising on litigation and regulatory matters, transactional and product line matters as well as policy affairs and governance and, in January 2014, was appointed to serve as Market President for Central Virginia. Mr. Gannon was previously the General Counsel—Retail Brokerage Group at Wachovia Securities LLC, a partner and head of the securities litigation practice at LeClair Ryan, P.C., as well as a Staff Attorney and Branch Chief at the Securities and Exchange Commission. Mr. Gannon earned an A.B. in History and a J.D. from Georgetown University.

Malcolm Griggs will become our Executive Vice President and Chief Risk Officer effective April 1, 2016. Mr. Griggs joined the Company in December 2014 as Executive Vice President and Chief Credit Officer. He is responsible for all credit risk management, governance, reporting and analytics for the Company. Prior to joining Citizens, Mr. Griggs was head of business risk and controls for the U.S. Consumer and Commercial Banking businesses at Citigroup. Mr. Griggs has had a wide range of risk management responsibility over his banking career, including senior risk positions at Morgan Stanley Private Bank, Bank of America, Wachovia, and as the first Chief Risk Officer at Fifth Third Bank. He also served on the national Board of Directors of the Risk Management Association, including serving as Chairman. Mr. Griggs received his undergraduate and law degrees from the University of North Carolina at Chapel Hill.

Donald H. McCree III became our Vice Chairman, Head of Commercial Banking on August 31, 2015. Previously, Mr. McCree served in a number of senior leadership positions over the course of 31 years at JPMorgan Chase & Co. and its predecessor companies. Most recently, Mr. McCree was Head of Corporate Banking and Chief Executive Officer of Global Treasury Services at JPMorgan, where he was responsible for providing relationship banking services to commercial clients as well as treasury and trade finance solutions to small businesses, multinational corporations, financial services firms and government entities worldwide. Prior to becoming Head of Corporate Banking, Mr. McCree’s roles at JPMorgan included Head of Global Credit Markets, North American Co-Head of Fixed Income and Head of Wholesale Risk Management. He also served as Head of Treasury and Corporate Development and was based in London for several years, where he served as European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. Mr. McCree received his B.A. from the University of Vermont.

Ronald S. Ohsberg is our Corporate Controller. He is responsible for financial reporting, accounting policy, accounting operations and treasury operations. In 2004, Mr. Ohsberg joined the Company from FleetBoston Financial, where over a 12-year period he held various managerial roles, including Director of Accounting. Prior to that, he was an audit manager with KPMG. Mr. Ohsberg earned B.S. degrees in accounting and finance and an M.B.A. from the University of Rhode Island. He also is a CPA.

Nancy L. Shanik is our Chief Risk Officer. Ms. Shanik is responsible for overseeing our risk management organization. She joined the Company in 2010 from Alvarez & Marsal in New York, where she had been a Managing Director since 2009. Prior to this, Ms. Shanik spent 31 years with Citigroup Inc. where she was both a Managing Director and Senior Credit Officer and served as the Chief Credit Officer of Citigroup Inc.’s Global Commercial Markets business. Ms. Shanik previously served on the board of the Kleinfelder Group and chaired its audit committee. Ms. Shanik earned an M.B.A. from Tulane University Graduate School of Business with concentrations in corporate finance and accounting, and a bachelor’s degree cum laude in marketing and communication theory from the University of Vermont. She also attended the Stanford University Executive Program.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and significant stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Nominating and Corporate Governance Committee. Subject to certain transactions excluded from the policy, any request for us to enter into a transaction with an executive officer, director, significant stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. All of our directors, director nominees, executive officers and significant stockholders are required to report to our Nominating and Corporate Governance Committee any such related person transaction. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or perceived conflict of interest of the related person.

Related Person Transactions

Transactions with RBS

Agreements with RBS

We were an indirect subsidiary of The Royal Bank of Scotland Group plc (“RBS”) until November 3, 2015, when RBS completed the sale of its ownership stake in our common stock. In connection with our initial public offering completed in September 2014, we entered into certain agreements with RBS that provide a framework for our ongoing relationship with RBS. These agreements were filed as exhibits to the Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2014, and the summaries below set forth the material terms of the agreements. The summaries are qualified in their entirety by reference to the full text of the applicable agreements.

Separation and Shareholder Agreement

We entered into a Separation and Shareholder Agreement (the “Separation Agreement”) with RBS immediately prior to our initial public offering. The Separation Agreement governed our relationship with RBS. The Separation Agreement terminated on November 3, 2015. For a description of the Separation Agreement, see our 2015 proxy statement on Schedule 14A under “Related Person Transactions—Separation and Shareholder Agreement.”

Transitional Services Agreement

We entered into a Transitional Services Agreement with RBS immediately prior to the completion of our initial public offering for the continued provision of certain services by RBS to us (including specified information technology, operations, compliance, business continuity, legal, human resources, back office and web services) and by us to RBS. We pay RBS and RBS pays us, as applicable, mutually agreed upon fixed fees for services provided under the agreement. While most of these services have already been terminated, some services may continue to be provided until December 31, 2016.

Trademark License Agreement

We entered into a Trademark License Agreement with RBS immediately prior to the completion of our initial public offering which granted us a limited license to use certain RBS trademarks (including the “daisywheel” logo) for an initial term of 5 years and, at our option up to 10 years. The agreement was partially terminated in 2015, in connection with RBS’s exit of its ownership interest in our common stock. As part of the partial termination, we were required to remove the “RBS” brand name from our products and services, which we completed in the third quarter of 2015. Under the agreement, we lose the right to use the RBS acronym in connection with the marketing of any product or service as we rebrand and cease using the RBS brand in connection with such product or service, subject to certain limited exceptions. From and after the initial term of the Trademark License Agreement, we will be required to pay RBS an annual license fee of $500,000 beginning in year six, increasing up to $5,000,000 beginning in year ten for the right to continue to use the licensed trademarks.

Registration Rights Agreement

We entered into a Registration Rights Agreement with RBS immediately prior to the completion of our initial public offering, pursuant to which we agreed that, upon the request of RBS, we would use our reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock beneficially owned by RBS following our initial public offering, and pay all registration expenses associated with registering those shares. RBS was responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes. In connection with RBS’s sale of its ownership interest in our common stock during 2015, we registered all remaining shares of our common stock previously beneficially owned by RBS and the Registration Rights Agreement terminated by its terms.

Master Services Agreement

Citizens Bank, N.A. (“CBNA”), our banking subsidiary, entered into an Amended and Restated Master Services Agreement with RBS Business Services Private Limited (RBS BSPL), an RBS affiliate located in India, immediately prior to the completion of our initial public offering for the continued provision of certain back-office services by RBS BSPL to CBNA (including specified services relating to document processing, data entry, data processing, reconciliation statements and other support services). CBNA pays RBS BSPL mutually agreed upon fees for services provided under the agreement. While certain of these services have already been terminated, some services may continue to be provided until December 31, 2016.

Commercial Matters with RBS

In addition to the agreements described above, we have certain commercial relationships with RBS. The principal commercial activities are described below.

Subordinated Debt Borrowings

On December 3, 2015, we repurchased $750 million of our subordinated notes held by RBS. In November 2015, we entered into an agreement with RBS to purchase an additional $500 million of our subordinated notes held by RBS by July 31, 2016, subject to regulatory approval and ratings agency considerations. As of December 31, 2015, RBS held $1.25 billion of our subordinated notes with maturities ranging from June 2023 to January 2025 and interest rates ranging from 4.023% to 5.158%. During 2015, we paid interest of $76 million on the subordinated debt held by RBS.

Interest Rate Swaps and Foreign Currency Products

We have entered into interest rate swap agreements with RBS for the purpose of reducing our exposure to interest rate fluctuations. As of December 31, 2015, the total notional amount of swaps outstanding was $10.2 billion with fixed rates ranging from 0.77% to 4.30%. Included in this balance were $6.7 billion of receive-fixed swaps with rates ranging from 0.77% to 2.04% with maturities between 2017 and 2023 and $3.5 billion of pay-fixed swaps with fixed rates ranging from 1.96% to 4.30% with maturities between 2016 and 2023. We recorded net interest income of $12 million for the year ended December 31, 2015.

In order to meet the financing needs of our customers, we enter into interest rate swap and cap agreements with our customers and simultaneously enter into offsetting swap and cap agreements with RBS. We earn a spread equal to the difference between rates charged to the customer and rates charged by RBS. The notional amount of these interest rate swap and cap agreements outstanding with RBS was $6.5 billion at December 31, 2015. We recorded expense of $105 million for the year ended December 31, 2015.

Also, to meet the financing needs of our customers, we enter into a variety of foreign currency denominated products, such as loans, deposits and foreign exchange contracts. To manage the foreign exchange risk associated with these products, we simultaneously enter into offsetting foreign exchange contracts with RBS. We earn a spread equal to the difference between rates charged to the customer and rates charged by RBS. The notional amount of foreign exchange contracts outstanding with RBS was $3.6 billion at December 31, 2015. Within foreign exchange and trade finance fees, we recorded income of $19 million for the year ended December 31, 2015.

Other Matters with RBS

On August 3, 2015, we used the net proceeds of our public offering of $250 million aggregate principal amount 4.350% Subordinated Notes due 2025 issued on July 31, 2015, to repurchase 9,615,384 shares of its outstanding common stock directly from RBS at a public offering price of $26.00 per share.

On April 7, 2015, we used the net proceeds of our $250 million, or 250,000 shares, of 5.500% fixed-to-floating rate non-cumulative perpetual Series A Preferred Stock offering to repurchase 10,473,397 shares of our common stock from RBS at a total cost of approximately $250 million and a price per share of $23.87, which equaled the volume-weighted average price of the Company’s common stock for all traded volume over the five trading days preceding the repurchase agreement date of April 1, 2015.

We receive income for providing services and referring customers to RBS. We also share office space with certain RBS entities for which rent expense and/or income is recorded as occupancy expense. Also, we receive certain services provided by RBS and by certain RBS entities, the fees for which we record as outside services expense.

Transactions with Executive Officers and Directors

We provide credit facilities from time to time to certain directors and executive officers and their immediate families, as well as their affiliated companies. These credit facilities amounted to approximately $136 million at December 31, 2015. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

Under supplemental retirement arrangements relating to their prior service to Charter One, which we purchased in 2004, Mr. Charles Koch, a director, as well as his brother, Mr. John Koch, are entitled to receive monthly payments. Mr. Charles Koch and Mr. John Koch received approximately $877,500 and $744,900, respectively, under this arrangement during 2015.

Other

BlackRock, Inc. (“BlackRock”), Wellington Management Group LLP (“Wellington”) and The Vanguard Group (“Vanguard”) and their affiliates are each considered a “Related Person” under our related person transaction policy because they each beneficially owned more than 5% of our outstanding common stock as of December 31, 2015. Certain of our retirement plans use BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $262,000 in fees during 2015. The Nominating and Corporate Governance Committee ratified and approved this relationship with BlackRock, in accordance with our policy.

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Communications with the Board

Stockholders who wish to contact our Board may send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Director or any alternate director, marked as confidential or otherwise. Communications not submitted confidentially which are addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the Office of the Corporate Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 were required for those persons, the Company believes that these filing requirements were satisfied by all of its directors and officers and 10% or more beneficial owners of Company stock during 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program. In particular, the CD&A and the compensation tables that follow focus on the compensation paid to our named executive officers (“NEOs”) with respect to fiscal year 2015. Our NEOs for 2015 are named below:

Name	Position
Bruce Van Saun	Chairman and Chief Executive Officer
Eric Aboaf	Chief Financial Officer
Brad L. Conner	Vice Chairman, Consumer Banking
Stephen T. Gannon	General Counsel and Chief Legal Officer
Nancy L. Shanik	Chief Risk Officer

Name of Former Executive	Position
John J. Fawcett	Former Chief Financial Officer

Background

As a wholly-owned subsidiary of RBS prior to our initial public offering in September 2014, the compensation arrangements of our NEOs were governed by the compensation philosophy and objectives of RBS, and were subject to approval by the RBS Performance and Remuneration Committee of the Board of Directors of RBS (“RemCo”), with our Compensation Committee involved with the evaluation of the performance of our executive team, providing oversight with respect to our executive compensation decisions and being actively engaged with senior management in talent management and succession planning. Following our initial public offering, decision-making authority with respect to executive compensation transitioned to our Compensation Committee, with RemCo’s role limited to providing the necessary oversight to ensure that our compensation arrangements continued to comply with applicable UK and European remuneration regulations for so long as they applied. During this time, our Compensation Committee structured executive compensation within applicable regulatory parameters taking into account our strategic objectives and the interests of our stockholders.

RBS completed the sale of its equity interest in the Company in November 2015, as a result of which UK and European remuneration regulations no longer apply to the Company. Consistent with our compensation philosophy, several changes have been made to our compensation structure effective in 2016, most notably to reduce fixed pay by eliminating role-based allowances in order to more effectively align our compensation program with our strategic objectives, the interests of our stockholders and practices at our regional bank peers. However, much of the compensation disclosed in the 2015 Summary Compensation Table for 2015 and all of the compensation disclosed for 2014 and 2013 was partially driven by compliance within the regulatory environment in which we were operating at the time. For further details regarding these regulatory requirements, see “—Applicability of UK and European Remuneration Rules” below.

2015 Performance Highlights

Our executive compensation program is designed to provide incentives to achieve desired results, attract and retain key talent, and encourage effective risk management. Our executive compensation strategies and performance highlights may vary from year to year as we continue to evolve as an independent publicly traded company and will be highly influenced by how we achieve and deliver financial results and meet key stakeholder objectives, while still ensuring that we maintain a reasonable and balanced risk appetite.

The Company made good progress and had a strong overall year in 2015, delivering solid execution on our plan to improve our performance for all stakeholders.

•	Financial performance improved materially, and Citizens continued to close the performance gaps to peers:

•	Adjusted total revenue* of $4.8 billion increased 3%, compared to the peer average of 2%, reflecting solid performance in a sluggish environment.

•	Average total assets increased 6%, driven by loan growth of 8% compared to 5% peer average loan growth.

•	Adjusted noninterest expense* of $3.2 billion decreased modestly driven by the impact of the Chicago divestiture and strong expense discipline despite continued investing to drive future revenue growth and improve our operational and regulatory capabilities. This compares with peer expense growth of 3%.

•	Adjusted net income* of $871 million increased by $81 million, or 10% compared to the peer average decrease of 3%. Adjusted fully diluted earnings per share* increased by 13%, compared with peer average decline of 2% on the same basis.

•	Adjusted return on average tangible equity* of 6.69% improved 56 basis points despite the continued low-rate environment, outperforming the peer year-over-year change by 171 basis points.

•	Adjusted efficiency ratio* of 67%, improved 218 basis points, outperforming the peer average change by 266 basis points.

•	Received a non objection to the Company’s 2015 Federal Reserve Comprehensive Capital Analysis and Review (“CCAR”) submission.

•	Successfully delivered on expense saving initiatives, which drove a $200 million run-rate benefit by the end of 2015.

•	Fully separated from RBS 14 months in advance of the original end-of-2016 target timeline.

•	Continued execution against major strategic initiatives, including: Consumer household growth; positive trajectory in cross-selling and developing quality relationships; growth in Student lending; growth in Mid-Corp/Industry Verticals; building out Capital Markets and Treasury Solutions platforms; and various balance sheet strategies.

•	Colleague engagement remains strong and key additions to the senior leadership team have been made.

*	Non-GAAP measure. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago divestiture, efficiency and effectiveness programs and separation from RBS. For the reconciliation of these non-GAAP measures, see page 52 of our 2015 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Components of Operations and Key Performance Metrics Used By Management—Key Performance Metrics and Non-GAAP Financial Measures” of Part II, Item 7. For the reconciliation of adjusted fully diluted earnings per share, see Appendix A to this proxy statement. Peer results adjusted for similar revenue and expense items.

Significant 2015 Executive Compensation Decisions

Over 98% of the votes cast on the annual advisory say-on-pay vote conducted at our 2015 annual meeting approved the compensation of our NEOs. In light of this favorable result, no specific actions were taken in response to the vote, although we have made several executive compensation decisions during 2015 which have served to further align the Company’s executive compensation program with the interests of our stockholders, consistent with good governance and market practice:

•	The implementation of an executive pay mix for 2015 that is aligned to regulatory and investor expectations, which delivers at least half of variable compensation in the form of long-term awards and at least thirty percent of variable compensation in the form of awards that are earned only upon achievement of financial results.

•	The grant in March 2015 of performance share units that will become vested after a three year period depending on the level of achievement against return on average tangible common equity and diluted earnings per share measures and subject to a risk sensitivity adjustment, in order to enhance alignment between executives’ interests and the interests of our stockholders.

•	The discontinuance of role-based allowances effective January 1, 2016, thereby significantly reducing fixed pay of executives and serving to align the Company’s compensation program with US market practice.

•	The expansion of the population covered by stock ownership guidelines and the addition of a retention requirement for executives, which will require them to hold 50% of shares acquired as a result of settlement of compensatory awards until ownership guidelines have been met.

•	The approval of terms and conditions of director stock awards to be granted starting in 2016, which feature mandatory deferral of settlement until directors retire from the Board of Directors, as well as an increase in our director stock ownership requirement from three to four times the annual cash retainer.

Executive Compensation Philosophy & Principles

The fundamental principles that have historically guided the design and implementation of compensation programs for our NEOs include:

•	attract, retain, motivate and reward high-caliber executives to deliver long-term business performance within acceptable risk parameters;

•	provide clear alignment between annual and long-term compensation for executives and company strategic plans;

•	support a culture where employees recognize the importance of serving customers well and are rewarded for superior individual performance; and

•	encourage the creation of value over the long-term and align the rewards of executives with the returns to stockholders.

Compensation Related Governance Practices

Our Compensation Committee believes a well-designed executive compensation program should include good governance features that adequately protect the interests of stockholders. To that end, we:

•	Discourage Excessive Risk Taking: Variable compensation program design and other policies discourage excessive risk taking through a balanced scorecard of performance metrics, consideration of risk as a measure in determining or adjusting funding and payouts, and periodic risk reviews.

•	Clawback Compensation in Appropriate Circumstances: Variable compensation for executives is subject to recapture or cancellation based on inaccurate financial information, detrimental conduct, material risk-related actions and in other appropriate circumstances.

•	Require Stock Ownership: Each executive officer is required to own a meaningful amount of Company stock.

•	Prohibit Hedging and Pledging: We prohibit employees from hedging or pledging ownership in Company securities.

•	Disallow Re-pricing of Stock Options: The re-pricing of out-of-the-money stock options is not permitted in our equity plan without stockholder approval.

•	Subject Variable Compensation to Multi-Year Deferral: A portion of our executives’ variable compensation is deferred over a multi-year period and ultimately delivered based on continued service, continued performance, and compliance with risk policies.

•	Actively Engage with Shareholders: We have a shareholder outreach program, whereby our Investor Relations department reaches out to our largest shareholders in order to elicit feedback regarding our executive compensation and governance practices.

Executive Compensation Program Components

The following table summarizes the principal elements of the compensation program that applied to our NEOs for 2015. Each element is described more fully in subsequent sections of the Compensation Discussion and Analysis.

Element of Pay	Objective	Key Characteristics
Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.	Base salaries are reviewed annually and are intended to fairly compensate executives for the position held and to recognize the skills and competencies of each individual. Salaries are set to be sufficient to discourage inappropriate risk taking.

Role-Based Allowances	To provide a competitive level of total compensation in a manner that satisfies regulatory requirements.	Role-based allowances were introduced in 2014 in order to maintain competitive levels of total compensation within the limitations of Capital Requirements Directive IV (“CRD IV”), which dictated limits on variable pay for certain employees. For further details, see “—Applicability of UK and European Remuneration Rules”. Consistent with our pay for performance philosophy and CRD IV no longer applying to the Company as a result of RBS’ sale of its remaining equity interest in the Company, role-based allowances have been eliminated effective January 1, 2016.

Element of Pay	Objective	Key Characteristics

Variable Compensation	To support a culture where employees recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success, and to align compensation with stockholders’ interests.	Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives, in a manner that aligns pay with the interests of stockholders and is market competitive. Variable compensation amounts are determined each year based on our Compensation Committee’s assessment of our performance against a number of performance guideposts, as well as our performance relative to peers and our compensation market position. Individual awards are determined based on company, divisional/functional and individual performance. Variable compensation is delivered in various forms, which has been determined within the limitations of UK and European remuneration regulations for applicable years, and which includes Long-Term Awards and Short-Term Awards.

	Long-Term Awards	Generally granted in the form of restricted stock units, performance share units and/or deferred cash, long-term awards are intended to tie executive pay to the interests of stockholders and to provide retention incentives for executives. The value actually realized by the executive varies based on stock price appreciation, financial performance factors and duration of service with the Company. For the 2015 performance year, generally 60%-70% of variable compensation is delivered to the NEOs in the form of long-term awards, of which between 50%-70% is in the form of performance share units.

	Short-Term Awards	The remaining portion of variable pay for the 2015 performance year is delivered in cash.

Perquisites and Other Benefits	To give executives an opportunity to provide for their retirement and address certain other specific needs.	Our NEOs are generally eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, offered on the same terms and conditions that apply to all of our employees. In addition, we provide certain personal benefits to certain of the NEOs for competitive reasons.

Executive Compensation Procedures

Role of Compensation Committee

The Compensation Committee is composed of independent directors and is responsible for establishing, implementing and monitoring the administration of our executive compensation plans and programs and for approving our executive officers’ compensation. Among its duties, the Compensation Committee is responsible for determining the compensation of our CEO, and based upon recommendations from the CEO, approves compensation for our other executive officers, is also generally responsible for overseeing Citizens’ compensation and material benefit plans, recommending to the Board of Directors non-employee director compensation, evaluating executive officer performance and compensation, and reviewing talent management and succession planning. Until RBS sold its remaining equity interest in the Company in November 2015, RemCo provided oversight to the Compensation Committee to ensure compliance with UK and European remuneration regulations while those regulations applied to us. For further details, see “—Applicability of UK and European Remuneration Rules” below.

Role of Compensation Consultants

Compensation Advisory Partners, LLC

The Compensation Committee retained Compensation Advisory Partners, LLC (“CAP”) to provide guidance and advice on compensation-related matters during 2015. CAP was directly selected and retained by the Compensation Committee to provide a broad set of services pertaining to the compensation of our executives and our directors. The Compensation Committee does not engage CAP for any additional services outside of executive and director compensation consulting. In connection with CAP’s retention and on an annual basis, the Compensation Committee conducts an assessment of potential conflicts of interest of CAP, considering various factors including but not limited to the six factors mandated by the New York Stock Exchange rules, and no conflicts of interest relating to its services have been identified.

McLagan

Our management retains McLagan to provide peer survey data that is referred to in making executive compensation recommendations. Survey data gathered by McLagan is referenced by the Compensation Committee when making decisions on executive compensation. In addition, during 2015 management engaged McLagan to conduct a review of our incentive compensation plans.

Other Advisors

PricewaterhouseCoopers LLP (“PwC”) was appointed as RemCo’s remuneration advisor for 2015. The advisors to RemCo are appointed independently by RemCo. PwC also provides professional services in the ordinary course of business, including advice on remuneration matters, to RBS management. PwC is not an advisor to the Compensation Committee.

Role of Management

Annually our CEO reviews the performance of each of the other NEOs. Following this review, the CEO, together with our Chief Human Resource Officer, makes compensation recommendations for the NEOs other than himself, including recommendations for salary and fixed pay adjustments and variable compensation awards, to the Compensation Committee for review, feedback, and approval. Our CEO does not have any role in determining his own compensation.

Compensation Peer Group

As part of its decision-making process, the Compensation Committee uses a peer group of companies for comparisons of compensation and performance. In approving a peer group, the Compensation Committee considers the size, complexity, and mix of business of potential peers. The Compensation Committee discusses the construct of the peer group on an annual basis, and makes necessary adjustments based on the advice of management and its independent consultant. The Compensation Committee determined in 2015 that continued use of the following peer group remained appropriate for the Compensation Committee’s reference in making 2015 performance year decisions in early 2016:

BB&T Comerica Fifth Third Bancorp	KeyCorp M&T Bank Corporation The PNC Financial Services Group, Inc.	SunTrust Banks, Inc. Regions Financial U.S. Bancorp

Use of Competitive Data

The Compensation Committee refers to competitive compensation and performance information in making compensation decisions. The Compensation Committee does not target a specific percentile of market data, but uses the information to determine an appropriate competitive range and mix of total compensation for each NEO.

Executive Compensation Decisions

The Compensation Committee evaluates a broad set of performance criteria in making compensation decisions, through evaluation of performance against a balanced scorecard measuring performance against the following dimensions: financial; risk; customer; strategic initiatives; and people. The elements considered reflect a balanced review of performance, providing a means for applying structured discretion in assessing results and determining pay. The Compensation Committee’s performance considerations represent both objective and subjective goals. The Compensation Committee does not necessarily favor one measure over another or apply a particular formula or weighting, but instead uses a balanced view of performance to gain a comprehensive understanding of the Company’s overall results.

The Compensation Committee determined our NEOs’ variable compensation amounts following a comprehensive review of the Company’s performance as noted in “—2015 Performance Highlights” above, as well an evaluation of the following key individual achievements during 2015:

•	Bruce Van Saun, Chief Executive Officer:

•	Strong performance results and improvement in closing performance gaps to peers.

•	Sharpened the organization’s focus on delivering against short and long-term objectives and firm-wide strategic priorities.

•	Achieved full separation from RBS ahead of schedule.

•	Further strengthened our approach to risk management and relationships with regulators, including receipt of a non-objection to our CCAR capital plan submission.

•	Good progress in continuing to attract and retain high-performing talent across our senior leadership team.

•	Eric Aboaf, Chief Financial Officer:

•	Enhanced balance sheet management strategies and operations, including providing improved leadership around asset and funding optimization practices, liquidity and capital management programs and stabilization of the net interest margin which improved in the second half of 2015.

•	Established and built out relationships with the Board of Directors as well as analysts, investors, rating agencies and regulators.

•	Made significant contributions to further refine and improve the strategies designed to drive increased growth and profitability across the Consumer and Commercial Banking.

•	Led remediation efforts around various processes and procedures.

•	Brad Conner, Head of Consumer Banking:

•	Drove strong asset growth in our Consumer Finance businesses, continued momentum of the student loan refinance product and successfully launched an Apple iPhone product.

•	Continued to make strides in serving customers well, resulting in improved cross-sell with an increased number of products per customer year-over-year.

•	Grew checking households by nearly 30,000.

•	Further refined the Consumer operating model, including significant progress in improving our customer data analytics capabilities and customer segmentation strategies and further developed and enhanced the branch model.

•	Improved and optimized the Consumer Banking leadership team with the addition of several high-profile additions.

•	Stephen Gannon, General Counsel and Chief Legal Officer:

•	Provided leadership and oversight of the legal work necessary for a successful full separation from RBS.

•	Supported the successful execution of multiple equity and subordinated debt offerings.

•	Provided strong contributions to the Risk agenda.

•	Effectively led the Regulatory Relations team and continued to strengthen regulatory relationships.

•	Nancy Shanik, Chief Risk Officer:

•	Provided leadership and significant progress in improving and enhancing our regulatory and risk framework efforts, including a non-objection to the Company’s 2015 CCAR submission.

•	Made significant progress in delivering improved second-line risk management capabilities across the organization and strengthened the relationship between the front-line and second-line risk units.

•	Further improved our regulatory capabilities and programs designed to deliver against heightened risk management expectations, including the cascade of the risk identification and risk appetite frameworks deeper into the organization.

•	Championed the organization’s risk culture and agenda throughout the organization.

John Fawcett, our former Chief Financial Officer, received a separation payment in lieu of incentive compensation for the 2015 performance year, the amount of which was negotiated with Mr. Fawcett in connection with his departure. In addition, the Compensation Committee decided to award the equity portion of his incentive compensation payment in respect of the 2014 performance year in non-performance based awards. For a more detailed discussion, see “Potential Payments Upon Termination or Change of Control—Separation Agreement with Mr. Fawcett”.

2015 Performance Year Variable Compensation Supplemental Table

Based upon its assessment of overall Company performance, division/functional and individual performance assessments, and recommendations of the CEO for each active NEO other than himself, the Compensation Committee determined 2015 variable compensation amounts for the active NEOs. The following table reflects the 2015 performance year variable compensation earned by each active NEO.

Name	Total 2015 Performance Year Variable Compensation	Cash(1)	Restricted Stock Units(2)	Performance Share Units(2)
Bruce Van Saun	$3,336,400	$1,000,920	$667,280	$1,668,200
Eric Aboaf	$1,781,481	$534,444	$356,296	$890,741
Brad L. Conner	$1,020,000	$306,000	$204,000	$510,000
Stephen T. Gannon	$1,100,000	$440,000	$330,000	$330,000
Nancy L. Shanik	$939,000	$375,600	$281,700	$281,700

(1)	The cash portion of 2015 variable compensation awards are reflected in the “Non-Equity Incentive Plan” column of the 2015 Summary Compensation Table below for all active NEOs, each of whom was a participant in the Citizens Financial Group, Inc. Performance Formula and Incentive Plan (“Section 162(m) Plan”) during 2015. The guaranteed cash portion of Mr. Aboaf’s 2015 variable compensation award provided for in his employment agreement is reflected in the “Bonus” column of the 2015 Summary Compensation Table.

(2)	These amounts represent the variable compensation elements awarded in the form of equity-based awards. The number of Company shares subject to these awards is determined based on the Company’s closing share price on the day prior to the grant date. Under SEC reporting rules, these awards are not reflected in the 2015 Summary Compensation Table because they were granted in 2016.

2015 Performance Year Total Direct Compensation Supplemental Table

The following table reflects the 2015 direct total compensation earned by each active NEO, by element, as well as 2014 total direct compensation.

Name	2015 Annual Base Salary(1)	2015 Role- Based Allowance(2)	2015 Total Variable Compensation(3)	2015 Total Direct Compensation	2014 Total Direct Compensation
Bruce Van Saun	$1,487,000	$2,676,600	$3,336,400	$7,500,000	$7,350,000
Eric Aboaf(4)	$505,556	$562,963	$1,781,481	$2,850,000	NA
Brad L. Conner	$700,000	$805,000	$1,020,000	$2,525,000	$2,500,000
Stephen T. Gannon	$600,000	$550,000	$1,100,000	$2,250,000	$2,250,000
Nancy L. Shanik	$575,000	$661,000	$939,000	$2,175,000	$2,175,000

(1)	The portion of base salary earned by the NEOs during fiscal year 2015 is reflected in the “Base Salary” column of the 2015 Summary Compensation Table below.

(2)	The portion of role-based allowances earned by the NEOs during fiscal year 2015 is disclosed in the 2015 Summary Compensation Table below, with the cash portion included in the “All Other Compensation” column and the stock portion included in the “Stock Awards” column.

(3)	See the 2015 Performance Year Variable Compensation Supplemental Table above for additional details.

(4)	This table does not include Mr. Aboaf’s buy-out award granted in connection with the commencement of his employment in consideration for awards Mr. Aboaf forfeited upon leaving his prior employer, the equity portion of which is reflected in the “Stock Award” column of the 2015 Summary Compensation Table and the cash portion of which will be reflected in the Summary Compensation Table in future years as it becomes vested and is earned. See “—Employment Agreements / Offer Letters with Our NEOs—Employment Agreements / Offer Letters of Messrs. Aboaf, Conner and Gannon and Ms. Shanik” below for further details on Mr. Aboaf’s buy-out award.

Base Salary

Our NEOs’ salaries are subject to change at the Compensation Committee’s discretion if, among other reasons, the executives’ responsibilities change materially or there are significant changes in the competitive market environment. There were no modifications to salaries for our NEOs approved for either 2015 or 2016, as the Committee determined each of their salaries is at a level appropriate to their role. The current base salaries of our active NEOs are as follows: Mr. Van Saun ($1,487,000); Mr. Aboaf ($700,000); Mr. Conner ($700,000); Mr. Gannon ($600,000); and Ms. Shanik ($575,000). For the amounts of our NEOs’ base salaries earned during 2015, see the “Salary” column of the 2015 Summary Compensation Table below, along with accompanying footnotes.

Role-Based Allowance

CRD IV provides that variable pay for certain employees may not exceed 100% of fixed pay or, with stockholder approval, 200% of fixed pay. During 2014, this 100% cap applied to certain of our employees, including each of our NEOs, who were considered to be “Material Risk Takers” (“MRTs”) under UK and European remuneration regulations. Further, this cap was anticipated to apply to the Company during 2015 until RBS disposed of its remaining equity interest in the Company in November 2015. For further details, see “—Applicability of UK and European Remuneration Rules”.

Role-based allowances were introduced by RBS as an element of fixed pay in order to maintain competitive levels of total compensation within the limitations of CRD IV for affected employees. These allowances were delivered in a combination of cash and Company shares. Any shares delivered as part of the allowance were fully vested upon grant, and subject to transfer restrictions generally lapsing ratably over three years. Role-based allowances granted in 2015 are disclosed in the 2015 Summary Compensation Table below, with the cash portion included in the “All Other Compensation” column and the stock portion included in the “Stock Awards” column. The annualized role-based allowances of our NEOs during 2015 were as follows: Mr. Van Saun ($2,676,600); Mr. Aboaf ($800,000); Mr. Conner ($805,000); Ms. Shanik ($661,000); Mr. Gannon ($550,000); and Mr. Fawcett ($525,000).

Consistent with our pay for performance philosophy, these role-based allowances have been discontinued effective January 1, 2016, following RBS’ sale of its remaining equity interest in the Company in November 2015. The value of the role-based allowances will instead become part of our executives’ variable compensation opportunity for 2016 and future years, thereby significantly reducing fixed pay and further aligning our executives’ interests with those of shareholders.

Variable Compensation

Section 162(m) Plan

In early 2014 we adopted the Citizens Financial Group, Inc. Performance Formula and Incentive Plan (the “Section 162(m) Plan”) (also see “—Tax Deductibility of Compensation” below). Variable compensation payable to our executive officers is generally subject to the maximums set forth in the Section 162(m) Plan based on our pre-tax operating income. The Section 162(m) Plan has been designed to fund variable compensation (annual and long-term) that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. At the beginning of each performance year, the Compensation Committee designates participants in the Section 162(m) Plan. For more information about awards granted under the Section 162(m) Plan in respect of 2015, including the formula for determining the maximum annual variable compensation that may be paid and the definition of pre-tax operating income, please see footnote 6 to the 2015 Grants of Plan-Based Awards Table.

Determination of our CEO’s 2015 Performance Year Annual Variable Compensation

In determining our CEO’s variable compensation amount for the 2015 performance year, first the maximum funding under the Section 162(m) Plan was determined, as described above in “—Variable Compensation—162(m) Plan”. In addition, consideration was given to Mr. Van Saun’s 2015 target total direct compensation of $6.5 million and maximum total direct compensation of $8.9 million. In exercising its negative discretion to reduce the maximum funding amount produced by the

Section 162(m) Plan, the Compensation Committee considered Company performance, as well as pay levels of peer CEOs, and awarded Mr. Van Saun total variable compensation of $3,336,400 (resulting in $7.5 million in total direct compensation), which is at the median of our peers’ CEO compensation based on most recently available data (2014). In determining Mr. Van Saun’s variable compensation, the Compensation Committee concluded that the Company’s 2015 performance was strong, with improvement in closing performance gaps to peers. The Compensation Committee provided for Mr. Van Saun’s variable pay to be delivered 50% in performance share units that become vested after 3 years based on the level of achievement against specified performance measures, 20% in restricted stock units that become vested over three years and 30% in cash.

Determining Other NEOs’ 2015 Performance Year Annual Variable Compensation

After 2015 maximum awards under the Section 162(m) Plan were determined, the Compensation Committee exercised its negative discretion to reduce the total variable compensation for each active NEO, based on the Compensation Committee’s assessment of overall Company performance, business or functional performance and individual performance. These performance assessments occur through the evaluation of performance against a balanced scorecard measuring performance against the following dimensions: financial; risk; customer; strategic initiatives; and people. The elements considered reflect a balanced review of performance, providing a means for applying structured discretion in assessing results and determining pay, and represent both objective and subjective goals. In addition, executive compensation levels at our peer firms are considered based on most recently available data (2014) (our peer firms for this purpose are identified above in “—Executive Compensation Procedures—Compensation Peer Group”). The resulting variable compensation amounts are described above in the 2015 Performance Year Variable Compensation Supplemental Table. The Compensation Committee provided for the other active NEOs’ variable compensation to be delivered 30%-50% in performance share units that become vested after 3 years based on the level of achievement against specified performance measures, 20%-30% in restricted stock units that become vested over three years and 30%-40% in cash, as illustrated in the 2015 Performance Year Variable Compensation Supplemental Table.

There were no target awards for the other active NEOs other than the CEO. Mr. Aboaf’s employment agreement, however, does include a guarantee of total 2015 variable compensation of not less than $1,756,481. Mr. Aboaf received total 2015 variable compensation of $1,781,481 based on his strong performance during 2015 as discussed above in “—Executive Compensation Decisions”.

2014 Performance Year Variable Compensation Mix

Individuals considered to be “Material Risk Takers” for purposes of European Banking Authority regulations were subject to a specific deferral of 2014 performance year variable compensation to ensure compliance with UK and European remuneration regulations. After the Compensation Committee determined the portion of variable compensation to award in performance share units, the remaining variable compensation was delivered either 40% or 60% (depending on the amount of variable compensation award) in current cash or immediately vested stock awards, with the remainder deferred over three years, either in cash or stock-based awards. As a result, in accordance with the regulatory requirements that applied to us for 2014, in March 2015 our NEOs were granted immediately vested stock, performance share units and restricted stock units under the Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (“Omnibus Plan”) as well as immediately paid cash and deferred cash. Under the SEC reporting rules, the immediately vested stock, performance share units and restricted stock units are reflected in the “Stock Awards” column of our 2015 Summary Compensation Table. The current and deferred cash portion of our NEOs’ variable compensation awards for the 2014 performance year was disclosed in the “Non-Equity Incentive Plan Compensation” column of our 2014 Summary Compensation Table.

The performance share units will become vested on the third anniversary of the grant date in a percentage of between 0% to 125% of the target award, based on achievement against return on average tangible common equity and diluted earnings per share targets as well as a risk sensitivity assessment to be performed by the Compensation Committee. The Committee may determine to downward adjust the number of shares earned by up to 100%, in the aggregate for all grantees or on an individual basis, based on the risk sensitivity assessment results if it is determined that there was inadequate sensitivity to risk that caused or could be expected to cause a material adverse impact on the Company. The restricted stock units will become vested ratably over three years following grant.

2015 Performance Year Variable Compensation Mix

During 2015, the Compensation Committee determined a future-looking variable compensation mix to be applied when UK and European remuneration regulations cease to apply to the Company. Following RBS’ sale of its remaining equity interest in the Company in November 2015, the Compensation Committee was able to apply that variable pay mix to 2015 performance year awards, pursuant to which our active NEOs’ variable compensation is delivered 30%-50% in performance share units that become vested after three years depending on performance, 20%-30% in restricted stock units that become vested over three years and 30%-40% in cash, as illustrated in the 2015 Performance Year Variable Compensation Supplemental Table above. Under the SEC reporting rules, the cash portion of our NEOs’ variable compensation awards for the 2015 performance year is reflected in the “Non-Equity Incentive Compensation” column of our 2015 Summary Compensation Table. The guaranteed cash portion of Mr. Aboaf’s 2015 variable compensation award is reflected in the “Bonus” column of our 2015 Summary Compensation Table. The performance share units and restricted stock units will be reflected in the “Stock Awards” column of our 2016 Summary Compensation Table.

Conversion of Outstanding RBS Deferred Share Awards and RBS LTIP Awards Following Our Offering

Prior to our initial public offering, certain of our employees (including our NEOs) were granted equity-based awards under RBS plans in respect of RBS shares. Upon the completion of our initial public offering, all outstanding awards under the RBS plans held by our employees were converted into Company share-based awards. These converted awards are governed by the terms of the Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan (“CFG LTIP”), and the Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan Rules (“CFG Deferral Plan”), as applicable, each of which is intended to mirror the terms of the related RBS plan. The terms and conditions of converted awards remain the same as prior to conversion in all material respects, except that outstanding awards will be settled in Company shares rather than RBS shares.

The performance level for Mr. Van Saun’s converted 2013 LTIP award was assessed at 66.7% by RemCo in February 2016 (resulting in 131,377 shares that could be earned) based on RemCo’s discretionary assessment of RBS performance. The number of Company shares subject to the converted awards held by our NEOs as of December 31, 2015 is reflected in the Outstanding Equity Awards at 2015 Fiscal Year-End Table.

Other Benefits

Employment Agreements/Offer Letters and Severance Benefits

We have entered into employment agreements or offer letters with each of our NEOs that contain covenants, such as those prohibiting post-employment competition or solicitation by the NEOs. For details, see “Potential Payments Upon Termination or Change of Control—Employment Agreements/ Offer Letters with our NEOs” below.

In addition, all of our full-time employees, including our NEOs (other than our CEO who is eligible for severance under the terms of his employment agreement) are eligible for severance benefits in accordance with our severance practice. Our severance practice provides for the payment of severance benefits to employees in the event their employment with us is terminated without cause and for reasons unrelated to poor performance, and provides for minimum severance amounts depending on an employee’s level of compensation and tenure. For NEOs who participate in the severance practice, a minimum of 26 weeks of salary is payable under the severance practice as provided for in their employment agreement or offer letter, as applicable. For details, see “Potential Payments Upon Termination or Change of Control—Severance Practice” below.

Nonqualified Deferred Compensation Plans

We sponsor two nonqualified deferred compensation plans—the CFG Deferred Compensation Plan and the CFG Voluntary Executive Deferred Compensation Plan (formerly known as the RBS Americas Deferred Compensation Plan). Following closure of the CFG Deferred Compensation Plan to new participants on December 31, 2008, the CFG Voluntary Executive Deferred Compensation Plan was adopted, effective as of January 1, 2009. The deferred compensation plans currently do not offer any matching contributions or provide for above-market earnings. During 2015, Mr. Van Saun participated in the CFG Voluntary Executive Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2015 Nonqualified Deferred Compensation Table below.

Pension Plan

We sponsor the CFG Pension Plan (formerly the RBS Americas Pension Plan), a tax-qualified, non-contributory defined benefit pension plan that was closed to new participants effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012. Mr. Conner had a benefit under this plan as of December 31, 2015 because he was hired prior to 2009. For a description of the material terms of the CFG Pension Plan, see the 2015 Pension Benefits Table and related narrative below.

401(k) Plan

We maintain a qualified defined contribution 401(k) plan for all of our employees. Employees may defer up to 50% of their eligible pay to the plan up to Internal Revenue Code limits. After employees have completed one full year of service, employee contributions are matched at 100% up to an overall limit of 4% on a pay period basis and employees receive an additional Company contribution equal to 2% of earnings, subject to limits set by the Internal Revenue Service. Our NEOs are entitled to participate in our 401(k) plan on the same basis as our employees generally, except that Mr. Van Saun is not eligible to receive any Company contributions under our 401(k) plan.

Health and Welfare Benefit Plans

Our NEOs are currently eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to our employees, including medical, dental, vision, short-term and long-term disability plans.

Perquisites and Other Benefits

We provide our NEOs with Company-selected independent advisors to assist them with financial planning, if desired by the executives. Our NEOs are also covered by a relocation policy and a charitable contribution policy that generally covers all our employees. Mr. Van Saun receives an annual pension and benefits allowance intended to make him whole for certain pension and benefits funding available to him during his service to RBS in the UK, which is approximately 38% of his base salary. In addition, a company car was used by certain of our NEOs for limited personal use. For additional details regarding these and other perquisites that we provide to our executives, see footnote 9 to the 2015 Summary Compensation Table below.

Clawback Policy

Citizens has a company-wide accountability review process to ensure that there is a standardized process to take appropriate action in instances where new information would have changed variable compensation decisions made in previous years or should be considered in making variable compensation decisions for the current year. As part of that process, the Company has an Accountability Review Panel (“ARP”), which meets on a quarterly basis to consider the events referred for its review by our businesses and functions. Potential actions by the ARP may include compensation adjustments (e.g., current-year variable compensation reduction or clawback), disciplinary action (e.g., dismissal) and performance adjustments (e.g., a change to performance rating).

In addition, all CFG Deferral Plan and CFG LTIP awards that were converted into Company share-based awards in connection with our offering are subject to clawback provisions contained in the relevant plan rules. Specifically, under the plans that govern the converted awards, an award may be reduced before it is paid out if, following the grant date, RBS or the Company becomes aware of information that would have affected the decision about the executive’s performance or learns that the performance factors on which reward decisions were based do not turn out to be accurate. The Company may also reclaim any unpaid portion of an award if RBS or the Company or an executive’s business unit suffers a material downturn in its financial performance or suffers a material failure of risk management. In addition, awards granted in 2014 that are governed by the converted plans are subject to clawback provisions which may apply post-vesting, normally for up to six months following the vesting date. This means RBS or the Company may require individuals to repay some or all of their awards in exceptional circumstances relating to the performance of RBS (or the Company) or an individual participant or the application of (or non-compliance with) any legal or regulatory requirement applicable to RBS or the Company or such participant.

Generally, awards granted under the Omnibus Plan are also subject to adjustment and clawback. However, Company shares granted in 2014 and 2015 to certain Material Risk Takers as part of their role-based allowances are not subject to clawback.

Lastly, our CEO and CFO are subject to clawback as mandated by the Sarbanes-Oxley Act. The Compensation Committee monitors the regulatory developments related to clawback, including under the Dodd-Frank Act, and will modify our practices, to the extent necessary, to comply with applicable law and regulations.

Balancing Risk and Incentive Compensation

The structure of our compensation program is designed to discourage inappropriate risk taking by delivering a balanced portfolio of compensation distributed among fixed and variable pay, short and long-term incentives, and cash and equity. In addition, we have implemented a multi-layered approach designed to appropriately balance risk and compensation.

All employees, including our NEOs, participate in a performance management process whereby managers and employees develop a set of mutually agreed performance objectives, which includes objectives and measures specific to risk management. There are also additional layers of risk review depending on the extent to which a particular employee can expose the Company to risk, based on their seniority and particular role. Each of our NEOs is subject to additional levels of risk review as part of our annual process, the results of which are taken into consideration by the Compensation Committee in making variable compensation decisions.

Applicability of UK and European Remuneration Rules

During the period of RBS’ ownership of the Company until November 2015, certain employees, including our NEOs, were identified as “Material Risk Takers” under European Baking Authority (“EBA”) rules, which subjected them to specific requirements regarding variable pay under the UK Remuneration Code (“UK Code”). Under the UK Code, a minimum of 50% of any variable pay for MRTs must be delivered in equity or equivalents, and any shares delivered upon vesting of variable pay awards must be held for at least six months post-vesting prior to sale or transfer. In addition, a minimum of 40% or 60% of variable pay (depending on the amount of an MRT’s variable compensation) is required to be deferred over a minimum three-year period, vesting no faster than on an annual pro-rata basis.

In addition, under CRD IV, MRTs could not receive variable compensation in excess of 100% of fixed compensation during performance year 2014. In order to deliver competitive levels of compensation to our employees impacted by CRD IV, role-based allowances were approved by the Compensation Committee for certain MRTs, including the NEOs, as described in more detail in “—Executive Compensation Decisions—Role-Based Allowances.” Role-based allowances were implemented by RBS in order to maintain competitive total compensation levels for affected employees, although the structure of our compensation packages may not have been considered in line with our regional bank peers, who were not subject to the same regulatory requirements.

Following RBS’ sale of its remaining equity interest in the Company in November 2015, UK and European remuneration regulations no longer apply to the Company. As a result, role-based allowances have been discontinued effective January 1, 2016, with such amounts becoming part of executive’s variable compensation opportunity for 2016 and future years, thereby reducing fixed pay and more closely aligning executives’ interests with those of our shareholders. In addition, neither the CRD IV variable compensation limit nor a mandated deferral schedule applies for variable compensation relating to performance year 2015, which has allowed our Compensation Committee the opportunity to approve a pay mix for our NEOs which is more aligned to peer compensation structures.

Stock Ownership and Retention Guidelines

The Company established stock ownership and retention guidelines in order to further align the long-term interests of our executive officers and non-employee directors with those of our stockholders. Our stock ownership guidelines require that our executive officers and non-employee directors own shares of our common stock having an aggregate value equal to a multiple of the executive officer’s annual base salary or the non-employee director’s annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	5x Annual Base Salary
All Other Executive Committee Members	3x Annual Base Salary
Non-Employee Directors	4x Annual Cash Board Retainer

Shares that count for purposes of ownership under the share ownership guidelines include (i) shares or units for which receipt has been deferred (including shares held through our 401(k) plan, shares purchased under our tax-qualified employee share purchase program, unvested restricted stock units and shares or units held through a deferred compensation plan maintained by us) and (ii) restricted stock and unvested restricted stock units (that may only be settled in shares) that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units) and unvested restricted stock units that may only be settled in cash do not count towards the satisfaction of these stock ownership guidelines.

Generally, each executive or non-employee director will have five years from the date he or she becomes subject to these guidelines to achieve compliance. Non-employee directors are subject to a general holding requirement until they achieve compliance with these stock ownership guidelines. Executives are required to hold 50% of shares acquired as a result of settlement of compensatory awards until ownership guidelines have been met.

Prohibition on Hedging and Pledging

We have adopted a policy prohibiting our employees, including our NEOs, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our equity-based compensation arrangements.

Tax Deductibility of Compensation

Under Section 162(m), a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based.” The Company believes that tax deductibility of compensation is an important factor, but not the sole or primary factor in setting executive compensation policy or in rewarding executive performance. Accordingly, we seek to structure our variable equity-based and cash-based incentive awards to be deductible under Section 162(m), if possible. However, to maintain flexibility in compensating our executives, we do not have a policy requiring compensation to be fully deductible under Section 162(m).

Process for Approval of Equity Grants

We do not grant equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation Committee has delegated the authority to make off cycle equity grants under the Omnibus Plan to participants other than our executives to the Equity Committee of the Board, which is comprised of our CEO, subject to limits designated by the Compensation Committee, as described above in “—Directors, Executive Officers and Corporate Governance—Committees of the Board”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Human Resources Committee

Arthur F. Ryan (Chair)

William P. Hankowsky

Leo I. Higdon

Wendy A. Watson

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

This 2015 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash incentive awards be disclosed in the year in which they are earned and that stock grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year).

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Bruce Van Saun,	2015	1,487,000	0	4,393,876	1,000,920	0	1,115,166	7,996,962
Chairman & Chief Executive Officer	2014	1,455,050	0	4,935,526	3,342,638	0	790,541	10,523,755
	2013	1,203,538	—	3,733,933	—	—	733,352	5,670,823

Eric Aboaf	2015	505,556	526,944	2,164,267	7,500	0	395,312	3,599,579
Chief Financial Officer(1)

Brad L. Conner,	2015	700,000	0	979,713	306,000	164	546,499	2,532,376
Head of Consumer Banking	2014	700,000	0	1,247,579	823,375	24,441	554,208	3,349,602
	2013	700,000	189,115	860,942	—	505	36,063	1,786,625

Stephen T. Gannon,	2015	600,000	0	764,498	440,000	0	528,243	2,332,741
General Counsel(2)	2014	219,231	2,117,000	20,078	0	0	249,147	2,605,455

Nancy L. Shanik,	2015	575,000	0	772,529	375,600	196	515,900	2,239,225
Chief Risk Officer	2014	575,000	0	1,163,824	768,650	1,140	518,200	3,026,815
	2013	575,000	39,115	1,058,336	—	670	20,250	1,693,371

John J. Fawcett,	2015	243,704	0	574,061	—	131	762,839	1,580,735
Former Chief Financial Officer(3)	2014	700,000	0	1,053,444	1,050,000	762	561,868	3,366,074
	2013	700,000	39,115	805,939	—	520	32,059	1,577,633

(1)	Mr. Aboaf’s employment with the Company commenced on April 6, 2015. Amounts in this table reflect compensation earned by him during 2015 for his service following his commencement date.

(2)	Mr. Gannon’s employment with the Company commenced on August 11, 2014. Amounts in this table for 2014 reflect compensation earned by him during 2014 for his service following his commencement date.

(3)	Mr. Fawcett’s employment with the Company terminated on April 30, 2015.

(4)	Mr. Van Saun elected to defer 20% of his 2015 base salary, or $297,400, pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the commentary following the 2015 Nonqualified Deferred Compensation Table.

(5)	The 2015 amount reflected in the “Bonus” column for Mr. Aboaf is the guaranteed portion of his 2015 performance year cash variable compensation. The portion of his 2015 cash variable compensation in excess of this guaranteed award is disclosed in the “Non-Equity Incentive Plan Compensation” column.

(6)	Amounts in this Stock Awards column reflect the aggregate grant date fair value of the following awards, as applicable to each NEO: (i) immediately vested stock, performance share units and restricted stock units granted under the Omnibus Plan in March 2015 as part of 2014 performance year variable compensation; (ii) Company shares granted under the Omnibus Plan in June and December 2015 as part of role-based allowances for service during 2015; and (iii) solely for Mr. Aboaf, an award of restricted stock units granted to him in connection with the commencement of his employment, which was awarded in consideration for equity awards Mr. Aboaf forfeited upon leaving his prior employer. The grant date fair values are calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, using the valuation methodology and assumptions set forth in Notes 1 and 25 to the Company’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015, excluding the effect of estimated forfeitures, which are hereby incorporated by reference.

For the performance share unit awards, the amounts above were calculated based on the probable outcome of the performance conditions as of the grant date, and represent the value of the target number of units granted, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. As of the grant date, the value of the performance share unit awards held by the NEOs assuming the highest level of performance were as follows, which are 125% of the grant date value: Mr. Van Saun ($1,491,202); Mr. Conner ($434,600); Mr. Gannon ($411,821); and Ms. Shanik ($351,530).

For a breakdown of all awards granted during 2015, see the 2015 Grants of Plan-Based Awards Table below.

(7)	2015 amounts in this column generally reflect the cash portion of annual variable compensation awards for the 2015 performance year. Mr. Van Saun elected to defer 80% of the cash portion of his 2015 variable compensation ($800,736 out of $1,000,920) pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the commentary following the 2015 Nonqualified Deferred Compensation Table.

(8)	2015 amounts in this column reflect the portion of interest accrued on outstanding deferred bonds, originally granted by RBS, in excess of 120% of the applicable U.S. federal long-term rate at grant. For Mr. Conner, the only NEO who participates in a pension plan, there is no amount disclosed regarding the aggregate change in his pension value during 2015 under the CFG Pension Plan because changes in assumptions caused his pension value to decrease by $7,223 during 2015. See the footnotes to the 2015 Pension Benefits Table below for additional information on the assumptions.

(9)	The below table reflects the amounts included as “All Other Compensation” for each NEO. The tax gross-ups in the table relate to relocation expenses and financial planning expenses, although it should be noted that gross-ups on financial planning expenses were discontinued during mid-2015. The incremental cost included below for personal use of a Company car and driver for Mr. Van Saun is calculated based on our variable costs for fuel, maintenance, overtime and driver bonuses and the percentages of miles driven for personal versus business use. Fixed costs that do not change based on usage are excluded from the incremental cost calculation. For Mr. Fawcett, the amount reflected below for personal use of a car is the total cost of a car service provided for personal use.

	Pension and Benefits Allowance	Cash Portion of Role Based Allowance	401(k) Matching Contribution	Charitable Matching Contribution	Relocation Expenses	Financial Planning	Tax Gross Ups	Personal Use of Car and Driver / Car Service	Separation Payments / Benefits	Total
Bruce Van Saun	561,000	500,000	0	40,500	0	0	0	13,666	0	1,115,166
Eric Aboaf	0	361,111	0	25,000	0	9,201	0	0	0	395,312
Brad L. Conner	0	500,000	15,900	10,000	0	14,290	6,309	0	0	546,499
Stephen T. Gannon	0	500,000	4,889	0	12,553	0	10,801	0	0	528,243
Nancy L. Shanik	0	500,000	15,900	0	0	0	0	0	0	515,900
John J. Fawcett	0	174,074	15,900	0	0	0	0	12,032	560,833	762,839

2015 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Bruce Van Saun	12/15/2015	—	—	—	—	—	—	40,746	(3)	1,081,399
	6/23/2015	—	—	—	—	—	—	39,922	(3)	1,125,401
		—	—	(6)	—	—	—	—		—
	3/23/2015	—	—	—	12,045	48,181	60,226	—		1,192,962
	3/23/2015	—	—	—	—	—	—	16,060	(4)	397,646
	3/23/2015	—	—	—	—	—	—	24,090	(5)	596,468

Eric Aboaf	12/15/2015	—	—	—	—	—	—	5,616	(3)	149,049
	6/23/2015	—	—	—	—	—	—	2,358	(3)	66,472
	6/23/2015	—	—	—	—	—	—	69,129	(7)	1,948,747
		—	—	(6)	—	—	—	—		—

Brad L. Conner	12/15/2015	—	—	—	—	—	—	5,709	(3)	151,517
	6/23/2015	—	—	—	—	—	—	5,594	(3)	157,695
		—	—	(6)	—	—	—	—		—
	3/23/2015	—	—	—	3,511	14,042	17,553	—		347,680
	3/23/2015	—	—	—	—	—	—	7,823	(4)	193,697
	3/23/2015	—	—	—	—	—	—	5,215	(5)	129,123

Stephen T. Gannon	12/15/2015	—	—	—	—	—	—	936	(3)	24,841
	6/23/2015	—	—	—	—	—	—	917	(3)	25,850
		—	—	(6)	—	—	—	—		—
	3/23/2015	—	—	—	3,327	13,306	16,633	—		329,457
	3/23/2015	—	—	—	—	—	—	9,314	(4)	230,615
	3/23/2015	—	—	—	—	—	—	6,209	(5)	153,735

Nancy L. Shanik	12/15/2015	—	—	—	—	—	—	3,013	(3)	79,965
	6/23/2015	—	—	—	—	—	—	2,953	(3)	83,245
		—	—	(6)	—	—	—	—		—
	3/23/2015	—	—	—	2,840	11,358	14,198	—		281,224
	3/23/2015	—	—	—	—	—	—	7,951	(4)	196,867
	3/23/2015	—	—	—	—	—	—	5,300	(5)	131,228

John J. Fawcett		—	—	(6)	—	—	—	—		—
	3/23/2015	—	—	—	—	—	—	9,274	(4)	229,624
	3/23/2015	—	—	—	—	—	—	13,911	(5)	344,436

(1)	Represents performance stock unit grants granted under the Omnibus Plan for performance year 2014. For additional information, see “—Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—2014 Performance Year Variable Compensation Mix” above.

(2)	These amounts reflect the grant date fair value of awards granted in 2015, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the performance share units, the amounts above were calculated based on the probable outcome of the performance conditions as of the grant date, and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The fair value was determined using the valuation methodology and assumptions set forth in Notes 1 and 25 to the Company’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015, excluding the effect of estimated forfeitures, which are hereby incorporated by reference.

(3)	These amounts represent Company shares that were granted under the Omnibus Plan to the NEOs as part of their role-based allowances for service during 2015. These shares were fully vested at grant, but subject to a retention period of three years during which the shares may not be transferred.

(4)	These amounts represent immediately vested shares of common stock granted pursuant to the Omnibus Plan in respect of performance year 2014.

(5)	These amounts represent restricted stock units granted pursuant to the Omnibus Plan in respect of performance year 2014. The number of Company shares underlying these awards at 2015 year-end is reflected in the Outstanding Equity Awards at 2015 Fiscal Year End Table.

(6)	Represents awards granted under the Section 162(m) Plan. Amounts to be earned under this plan could not be determined as of the date of grant. The Section 162(m) Plan sets forth the maximum annual variable compensation that can be granted at 2% of adjusted pre-tax operating income for our CEO and 0.7% of pre-tax operating income for other participants. For the 2015 performance period, the Compensation Committee determined to pay less than the maximum amounts for participants. The Section 162(m) plan defines “pre-tax operating income” as, for the applicable fiscal year, our consolidated pretax income, adjusted to exclude the impact of any extraordinary items, goodwill impairment, integration and restructuring costs, discontinued operations, acquisition costs, gains or losses on strategic disposals, pension curtailments or settlements, cumulative effect of accounting changes, valuation adjustments related to debt accounted for at fair value, and other unusual or non-recurring items of loss or expense.

(7)	Represents an award of restricted stock units granted to Mr. Aboaf in connection with the commencement of his employment, which was awarded in consideration for equity awards Mr. Aboaf forfeited upon leaving his prior employer.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce Van Saun
2013 LTIP(2)	0	0	196,967	5,158,566
2014 IPO Award(3)	225,066	5,894,479	0	0
2015 RSUs(4)	24,090	630,917	0	0
2015 PSUs(5)	0	0	48,181	1,261,860

Eric Aboaf
2015 Buy-Out(6)	69,129	1,810,489	0	0

Brad L. Conner			0	0
2013 LTIP(2)	32,958	863,170	0	0
2013 Deferred(7)	5,057	132,443	0	0
2014 IPO Award(3)	47,951	1,255,837	0	0
2014 Deferred(8)	10,763	281,883	0	0
2015 RSUs(4)	5,215	136,581	0	0
2015 PSUs(5)	0	0	14,042	367,760

Stephen T. Gannon
2015 RSUs(4)	6,209	162,614	0	0
2015 PSUs(5)	0	0	13,306	348,484

Nancy L. Shanik
2013 LTIP(2)	25,564	669,521	0	0
2013 Deferred(7)	6,686	175,106	0	0
2014 IPO Award(3)	42,197	1,105,139	0	0
2014 Deferred(8)	13,850	362,732	0	0
2015 RSUs(4)	5,300	138,807	0	0
2015 PSUs(5)	0	0	11,358	297,466

John J. Fawcett
2013 LTIP(2)	21,612	566,018	0	0
2013 Deferred(7)	4,766	124,822	0	0
2014 IPO Award(3)	45,554	1,193,059	0	0
2014 Deferred(8)	13,727	359,510	0	0
2015 RSUs(4)	13,911	364,329	0	0

(1)	Values in these columns have been calculated by multiplying the number of shares outstanding as of December 31, 2015 by $26.19, the closing price on the New York Stock Exchange for Company shares as of December 31, 2015.

(2)	These amounts reflect the number of Company shares underlying CFG LTIP awards granted in 2013 by RBS, which are scheduled to vest on March 7, 2016. For Mr. Van Saun, the amount reflected is 100% of the original award because RemCo’s discretionary assessment of the performance of this award did not occur until February 2016, at which time it was assessed at 66.7%. For other applicable NEOs, the amounts in these columns range from 60.6% to 63% of the original award, in each case, as already determined by RemCo following its discretionary assessment of RBS, Company and functional performance against various guideposts.

(3)	These amounts reflect the number of Company shares underlying special IPO awards under the CFG LTIP Plan granted in 2014, which are scheduled to vest in equal installments on March 7, 2016 and March 7, 2017, following the satisfaction of the performance condition in 2014 upon our initial public offering, subject to (i) the grantee receiving a performance rating of at least 3 (fully satisfactory) for each performance year ending on December 31, 2014, 2015 and 2016 and (ii) the grantee remaining continuously employed by the Company or any of its subsidiaries through the applicable vesting date, unless the grantee leaves under certain “good leaver’ circumstances described in the award certificate.

(4)	These amounts reflect the number of restricted stock units granted in March 2015 for the 2014 performance year under the Omnibus Plan. The units that remain unvested are scheduled to vest in three equal installments on March 23, 2016, 2017 and 2018.

(5)	These amounts reflect the number of performance share units granted in March 2015 for the 2014 performance year under the Omnibus Plan, which are scheduled to vest on March 23, 2018 subject to the performance conditions and risk sensitivity analysis described earlier in “Compensation Discussion and Analysis—Variable Compensation—2014 Performance Year Variable Compensation Mix” above.

(6)	This amount reflects the number of restricted stock units granted to Mr. Aboaf in June 2015 under the Omnibus Plan upon his commencement of employment as consideration for the forfeiture of equity awards previously granted by his former employer, which are scheduled to vest on January 20, 2016, 2017, 2018 and 2019.

(7)	These amounts reflect deferred share awards under the CFG Deferral Plan granted in March 2013 relating to the 2012 performance year. The deferred share awards that remain unvested are scheduled to vest on March 7, 2016.

(8)	These amounts reflect deferred share awards under the CFG Deferral Plan granted in March 2014 relating to the 2013 performance year. The deferred share awards that remain unvested are scheduled to vest in two equal installments on March 7, 2016 and March 7, 2017.

Stock Vested in 2015

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Bruce Van Saun	299,984	7,732,595
Eric Aboaf	7,974	215,521
Brad L. Conner	58,922	1,506,962
Stephen T. Gannon	11,167	281,306
Nancy L. Shanik	57,947	1,470,954
John J. Fawcett	56,660	1,425,173

(1)	Amounts reflect Company shares issued: (i) under the Omnibus Plan as part of NEOs’ role-based allowances for 2015, which were vested upon grant in June and December 2015; and (ii) under the CFG Deferral Plan and CFG LTIP, which became vested in March 2015.

(2)	The values reflected in this column were calculated by multiplying the number of shares that vested in 2015 by the closing price on the New York Stock Exchange of a Company share on the applicable vesting date.

RBS Options Exercised in 2015

Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Bruce Van Saun	—	—
Eric Aboaf	—	—
Brad L. Conner	—	—
Stephen T. Gannon	—	—
Nancy L. Shanik	—	—
John J. Fawcett	212,451	239,421

(1)	The shares reflected in this column represent the number of RBS shares acquired upon the exercise by Mr. Fawcett during 2015 of options that were granted under the RBS Option Plan in 2009.

(2)	The value reflected in this column has been calculated by determining the difference between the market price of RBS securities underlying the options at the time of exercise and the exercise price of the option, converted to U.S. Dollars based on the exchange rate as of such date.

2015 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits(3)	Payments During Last Fiscal Year
Bruce Van Saun(1)	—	—	—	—
Eric Aboaf(1)	—	—	—	—
Brad L. Conner	CFG Pension Plan	4.5411	89,366	0
Stephen T. Gannon(1)	—	—	—	—
Nancy L. Shanik(1)	—	—	—	—
John J. Fawcett(1)	—	—	—	—

(1)	Messrs. Van Saun, Aboaf, Gannon and Fawcett and Ms. Shanik are not eligible for benefits under any Company-sponsored defined benefit plans.

(2)	After December 31, 2012, there were no further benefit accruals under the CFG Pension Plan. Therefore, an eligible employee’s actual years of service to us may be more than such employee’s years of credited service under the CFG Pension Plan.

(3)	For Mr. Conner, the present value of accumulated benefits at December 31, 2015 was calculated using the same actuarial assumptions used by us for GAAP financial reporting purposes, except where different assumptions are required. The following are the key assumptions used: (i) a discount rate of 4.64%, (ii) a retirement age of 65, as required (the earliest unreduced retirement age under the CFG Pension Plan), (iii) mortality assumption using Scale RP-2015 base table with Scale MP-2015 mortality generational improvement for males and (iv) no pre-retirement decrements, as required.

2015 Pension Benefits

We sponsor the CFG Pension Plan (formerly RBS Americas Pension Plan) (“Pension Plan”), which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009, and frozen to all participants and benefit accruals effective December 31, 2012. During 2015, regular full-time and part-time employees of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.

The benefit under the Pension Plan for employees is currently calculated using a formula based on an employee’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the employee’s hire date and retirement date, as specified under the Pension Plan. Pension benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.

A participant’s pension benefit under the Pension Plan vests in full on the “normal retirement date”—generally, when the participant reaches age 65 (or, for certain individuals (depending on the date such participant commenced participation in the Pension Plan), the fifth anniversary of the date such participant commenced participation in the Pension Plan, if later). A participant’s pension benefit under the Pension Plan also vests in full upon completion of five years of vesting service. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 62 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits. Mr. Conner became a participant in the Pension Plan on July 1, 2009. As of December 31, 2015, Mr. Conner was not eligible for early retirement under the Pension Plan and, based on his age at date of hire, will never be eligible for unreduced retirement benefits at age 62.

2015 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals in Last FY ($)(3)	Aggregate Balance at Last FYE ($)
Bruce Van Saun
Voluntary deferred compensation plan(1)	1,098,136	-22,692	0	1,394,084
Variable compensation awards—deferred cash / bonds	0	0	0	597,450

Eric Aboaf
Variable compensation awards—deferred cash / bonds	0	0	0	0

Brad L. Conner
Variable compensation awards—deferred cash / bonds	0	2,033	197,373	219,632

Stephen T. Gannon
Variable compensation awards—deferred cash / bonds	0	0	0	154,000

Nancy L. Shanik
Variable compensation awards—deferred cash / bonds	0	2,589	246,671	250,827

John J. Fawcett
Variable compensation awards—deferred cash / bonds	0	1,805	170,057	430,092

(1)	The material terms of the CFG Voluntary Executive Nonqualified Deferred Compensation Plan are described below. Executive contributions in the last fiscal year include the deferred portion of his 2015 base salary ($297,400, which is also reflected in the “Base Salary” column of the 2015 Summary Compensation Table) and the deferred portion of his 2015 variable compensation to be paid in cash during 2016 ($800,736, which is also reflected in the “Non-Equity Incentive Compensation” column of the 2015 Summary Compensation Table). The aggregate balance at last fiscal year end includes: $800,736 of his 2015 cash bonus that would have otherwise been paid in 2016; $297,400 of his deferred 2015 salary; and $318,640 of his 2014 cash bonus as reflected in the 2014 Nonqualified Deferred Compensation Table.

(2)	For Mr. Van Saun, the amount in this column reflects the earnings on his deferred compensation account during 2015. Amounts in this column for other applicable NEOs reflect aggregate earnings during 2015 on the deferred bond portion of variable compensation awards for the 2011 and 2012 performance years. Interest rates are predetermined at the date of deferral, applied on each vesting tranche, and credited for the period between grant and vest. The rates applied to outstanding awards were 3.5% and 4.0% for the 2011 performance year, and 0.75%, 1.0%, and 1.25% for the 2012 performance year. These earnings will be payable to NEOs when the related deferred bond award is paid, which is subject to continued employment until such payment dates. These amounts include any above market nonqualified deferred compensation earnings that are disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2015 Summary Compensation Table and described in footnote 8 thereto. Only the rates applicable to the 2011 performance year were above 120% of the Applicable Federal Rate at the time of grant and considered above market earnings.

(3)	Amounts in this column reflect the aggregate value of deferred bonds and accrued interest that were paid out during 2015 with respect to the deferred bond portion of variable compensation awards for the 2011 and 2012 performance years.

Variable Compensation Awards—Deferred Bonds I Cash

As described in the Compensation Discussion and Analysis, in performance years prior to 2015 variable compensation awards were granted partially in the form of deferred cash (this portion was historically delivered as a deferred bond by RBS), with interest in certain prior years. For details, see “—Compensation Discussion and Analysis—Variable Compensation—2014 Performance Year Variable Compensation Mix”.

Amounts in the above table relate to the deferred bond / deferred cash portion of variable compensation awards granted for performance years 2011 and 2012, including applicable earnings to the extent they have been accrued or paid during 2015. Deferred bonds granted for performance years prior to 2014 remain subject to the cancellation and forfeiture provisions included in the CFG Deferral Plan.

Nonqualified Deferred Compensation Plans

We sponsor two nonqualified deferred compensation plans—the CFG Deferred Compensation Plan and the CFG Voluntary Executive Deferred Compensation Plan (formerly known as the RBS Americas Deferred Compensation Plan). Following closure of the CFG Deferred Compensation Plan to new participants on December 31, 2008, the RBS Americas Deferred Compensation Plan was adopted, effective as of January 1, 2009. Our deferred compensation plans currently do not offer any matching contributions or provide for above-market earnings. During 2015, Mr. Van Saun was the only NEO who participated in the CFG Voluntary Executive Deferred Compensation Plan and elected to defer 20% of his base salary and 80% of the cash portion of his variable compensation award for the 2015 performance year.

Under the CFG Voluntary Executive Deferred Compensation Plan, eligibility is limited to employees who have total compensation in the immediately preceding year equal to or exceeding the Internal Revenue Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and annual bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board of Directors has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment participants in the CFG Executive Voluntary Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

Potential Payments Upon Termination or Change of Control

We have entered into either an employment agreement or offer letter with each of our NEOs. In addition, our NEOs (other than our CEO) are eligible for severance benefits pursuant to our general severance practice, as modified by their employment agreements or offer letters, and Mr. Fawcett entered into a separation agreement in connection with his separation from employment during 2015. The material terms of our severance practice, employment and agreements or offer letters, and separation agreements for our NEOs, as applicable, are summarized below. Please see the Potential Payments Table below for quantification of estimated payments and benefits to which our NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2015.

Equity Awards

Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan

RBS long-term incentive awards held by our employees (including our NEOs) were converted into Company share-based awards in connection with our initial public offering and are governed by the CFG LTIP. No additional awards have been or will be granted under this plan.

Termination of Employment

If a participant ceases to be an employee of any “member of the CFG group” (as defined in the CFG LTIP) for any reason other than due to the participant’s death or due to “exceptional circumstances” (as described in the CFG LTIP), outstanding LTIP awards will be forfeited on the date of such participant’s termination of employment (or, on the date which the participant gives or receives notice of termination, as determined in the discretion of the Compensation Committee). Unless otherwise provided in an award certificate, any unvested portion of an LTIP award will vest in full on the date of a participant’s death. In the event a participant ceases to be employed by any member of the CFG group due to “exceptional circumstances,” unless otherwise provided in an award certificate, LTIP awards will continue to vest and will be settled on the original schedule, subject to the satisfaction of performance condition(s), if applicable, and will be pro-rated to reflect the period the participant was employed. However, if after a participant ceases to be an employee of the CFG group due to “exceptional circumstances,” such participant engages in “detrimental activity” (as defined in the CFG LTIP), LTIP awards will be forfeited.

Special IPO awards that were granted in 2014 have different termination treatment than LTIP awards granted in 2012 and 2013. If a grantee becomes employed by a member of the RBS Group with the Company’s consent, or the grantee’s employment is terminated by reason of redundancy, retirement with the Company’s consent or disability, awards remain outstanding and will vest as originally scheduled and will not be pro-rated. If a participant ceases to be employed due to death, awards will vest in full as of the date of death. If the participant voluntarily resigns or is terminated for cause, awards will lapse with no payment or consideration.

Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a sale of the company) are included below in the description of his employment agreement.

Change of Control

In the event of a “change of control” (as defined in the CFG LTIP), unless the Compensation Committee determines otherwise, any unvested portion of an LTIP award will vest on the date of such change of control, subject to the satisfaction of performance condition(s), if applicable, and pro-rated to reflect the portion of the vesting period that has passed.

Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan

Deferred share awards in respect of RBS shares held by our employees (including our NEOs) were converted into Company share-based awards in connection with our initial public offering and are governed by the CFG Deferral Plan. No additional awards have been or will be granted under this plan.

Termination of Employment

If a participant ceases to be an employee of any “member of the CFG group” (as defined in the CFG Deferral Plan) for any reason other than for “cause” (as defined in the CFG Deferral Plan) and other than due to the participant’s death, outstanding deferred shared awards will continue to vest on the original schedule, except that if a participant engages in any “detrimental activity” or “competitive activity” (in each case, as defined in the CFG Deferral Plan), any “unvested” portion of a deferred share award will be forfeited (except to the extent the Compensation Committee determines otherwise). If a participant ceases to be an employee of any member of the CFG group due to a termination for cause, any outstanding deferred share awards will be forfeited on the date of such participant’s termination of employment (or, on the date which the participant receives notice of such termination, as determined in the discretion of the Compensation Committee). Any “unvested” portion of deferred share awards will vest on the date of the participant’s death and the participant will receive an amount in cash equal to the value of the shares underlying such deferred share awards on such date.

Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a sale of the Company) are included below in the description of his employment agreement.

Change of Control

In the event the Compensation Committee becomes aware that we are or expected to be affected by a “change of control” (defined under the CFG Deferral Plan similarly as under the Omnibus Plan, described below), the Compensation Committee will have authority to:

•	cause awards to become forfeited;

•	require substitution by the acquiring company of awards;

•	adjust the number of shares comprised in an award and such other terms as appear appropriate to the Compensation Committee; and/or

•	take any other appropriate action (including, for the avoidance of doubt, allowing awards to be exchanged for new awards on equivalent terms, as far as practicable).

Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan

Equity awards granted to our NEOs under the Omnibus Plan have the following treatment.

Termination

Restricted Stock Units

If a participant’s employment with the Company is terminated by the Company without Cause (as defined in the Omnibus Plan), or by reason of disability or retirement (as defined), vesting and settlement of awards will continue as originally scheduled subject to the participant not engaging in detrimental activity (or competitive activity in the case of disability or retirement) during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards will be forfeited. All unvested awards will become vested on the date of a participant’s death.

Performance Share Units

In the event of a participant’s voluntary resignation, all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, disability or retirement (as defined) awards will continue to vest in accordance with the original schedule subject to actual performance and would not be pro-rated based on service, provided the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engaged in “detrimental activity” or, in the case of retirement or disability, “competitive activity”. In the termination occurs prior to the first year anniversary of the performance period start date, awards would be forfeited. In the event of a participant’s death, awards would become vested at target would not be subject to pro-ration based on service. In the event of a termination without cause or resignation with good reason, in each case, within 12 months following a change of control of the Company, awards would be accelerated based on the level of performance measured as of the change of control. In the event of a termination for cause, awards would be forfeited.

Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a sale of the Company) are included below in the description of his employment agreement.

Change of Control

Plan Provisions

In the event of a “change of control” (as defined in the Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation Committee may provide for:

•	continuation or assumption of outstanding awards under the Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent;

•	substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan;

•	acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation Committee; or

•	in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

Under the Omnibus Plan, except as otherwise provided in a participant’s award agreement, “change of control” generally means the occurrence of one or more of the following events:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by us);

•	the replacement of the majority of our directors during any 12-month period;

•	the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

•	the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of us and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of us and our subsidiaries immediately before such transfer.

RSU & PSU Award Agreements

In the event of a Change of Control, the actual number of PSUs earned will be determined and will remain subject to time-based vesting conditions until the end of the original performance period. If within 12 months following a Change of Control, the participant’s employment is terminated by the Company without Cause (as defined) or the participant resigns for Good Reason (as defined), RSUs and PSUs will fully vest and be settled immediately following the termination.

Severance Practice

Our severance practice, which may be amended at any time, provides for the payment of severance benefits to eligible employees in the event their employment is terminated without cause and for reasons unrelated to poor performance. Under the severance practice, eligible employees who execute a release agreement may receive a lump sum payment equal to two weeks of severance pay for each year of his or her employment, with a minimum payment of 26 weeks of base salary for individuals whose base salary equals or exceeds $300,000 and a maximum of 52 weeks of base salary payments (regardless of the employee’s base salary).

As of December 31, 2015, the employment agreement and offer letters, as amended, for Messrs. Conner and Gannon and Ms. Shanik entitled each of them to a minimum of 26 weeks of base salary in the event of termination without cause for reasons unrelated to poor performance, subject to the execution and non-revocation of a release in our favor. Mr. Aboaf’s severance is governed by his employment agreement. See “—Employment AgreementslOffer Letters with Our NEOs—Employment Agreements I Offer Letters of Messrs. Aboaf, Conner and Gannon and Ms. Shanik” below for further details. Mr. Van Saun’s severance is governed by his employment agreement. See “—Employment AgreementslOffer Letters with Our NEOs—Employment Agreement with Mr. Van Saun” below for further details.

In addition to severance pay, eligible employees are entitled to receive benefits under our then-existing health and welfare plans for a period of one month following the month in which termination of employment occurs at active employee rates, which is in addition to the COBRA continuation coverage periods. Outplacement services are also offered to eligible employees with the duration of such service varying by level of employee. We may amend or terminate this practice at any time.

None of our NEOs’ offer letters or employment agreements provides for an excise tax gross-ups in connection with a change in control.

Employment Agreements/Offer Letters with Our NEOs

We have entered into an employment agreement or offer letter with each of our NEOs. The material terms of those agreements are summarized below.

Employment Agreement with Mr. Van Saun

Below is a summary of the terms and conditions of the employment contract negotiated between Mr. Van Saun and RBS in connection with Mr. Van Saun’s transition into the role of the Company’s Chief Executive Officer. Given that UK and European remuneration regulations have ceased to apply to the Company, we intend to enter into an amended employment contract with Mr. Van Saun in 2016.

General Terms

In connection with his appointment, we entered into an offer letter and an employment agreement with our CEO, Mr. Van Saun, which were effective as of October 1, 2013 (referred to collectively as the “employment agreement”). Mr. Van Saun’s compensation, as set forth in his employment agreement, was informed by negotiations between RBS, us and Mr. Van Saun, as well as the terms of his compensation arrangement during his tenure with RBS.

Under the terms of Mr. Van Saun’s employment agreement, Mr. Van Saun is:

•	entitled to:

•	an initial annual base salary of $1,370,000 (which was increased to $1,487,000 effective as of April 1, 2014);

•	an additional amount equal to approximately 38% of his base salary (“Pension Benefits Funding”), which is intended to make Mr. Van Saun whole for pension and benefits funding received during his service to RBS in the UK (which was increased proportionally with his April 1, 2014 salary increase);

•	participate in our employee benefit and welfare plans on a basis that is at least as favorable as that provided to our other executives who are based in the United States, except that he does not receive Company contributions to the 401(k) plan;

•	relocation benefits under the RBS’s relocation policy in connection with his relocation to the U.S.; and

•	the right to receive tax and advisory support through the U.S. tax year ending December 2015 and UK tax year ending March 2016 (unless he is terminated sooner for “cause” (as defined in his employment agreement and summarized below) or voluntarily resigns); and

•	is eligible for:

•	discretionary annual incentive awards under the applicable bonus program with a target bonus opportunity equal to 175% of Mr. Van Saun’s base salary and maximum bonus opportunity equal to 250% of Mr. Van Saun’s base salary; and

•	long-term equity-based awards under the LTIP with a target long-term incentive opportunity equal to 200% of Mr. Van Saun’s base salary and maximum long-term incentive opportunity equal to 300% of Mr. Van Saun’s base salary.

However, notwithstanding his eligibility under the bonus program and long-term incentive opportunity, as described above, during the 2014 performance year, Mr. Van Saun’s variable compensation was subject to the limitations imposed by CRD IV. For further details, see “Compensation Discussion and Analysis—Applicability of UK and European Remuneration Rules” above.

Under the terms of his employment agreement, Mr. Van Saun is also entitled to certain severance benefits as described below.

Termination Without “Cause” or for “Good Reason” Absent Change of Control

Upon six-months’ written notice to Mr. Van Saun (or in the alternative, (i) payment in lieu of such notice equal to six months of his base salary and Pension Benefits Funding, to be paid in installments on regularly scheduled payroll dates and reduced to offset other income he received during this period, or (ii) a six-month “garden leave” during which Mr. Van Saun will not be reporting to work but will continue to receive payments of his base salary and Pension Benefits Funding), we can terminate Mr. Van Saun’s employment without “cause” or, upon written notice to us, Mr. Van Saun can terminate his employment for “good reason” (as defined in his employment agreement and summarized below) if we fail to cure “good reason” circumstances within 30 days of receiving notice. Upon such terminations, in lieu of any other payments that may be due to him under any other severance plan or practice we maintain, Mr. Van Saun:

•	will be entitled to a lump sum cash payment equal to 12 months of his then base salary within 30 days of his termination;

•	will be treated as a “good leaver’ by reason of redundancy under the equity plans (which would result in him receiving his awards on the original schedule, subject to satisfaction of the applicable performance conditions and pro-ration for performance based awards); and

•	subject to his execution of a release and not being terminated by us for underperformance, will be entitled to receive a pro-rata target incentive award under the applicable annual incentive plan in respect of the year in which such termination occurs, provided that there is an orderly handover of responsibilities.

In addition, upon his termination for “good reason,” Mr. Van Saun will receive a payment equal to six months of his base salary and Pension and Benefit Funding in lieu of the six-months’ notice requirement (to be paid in installments on regularly scheduled payroll dates and reduced to offset other income received during this period).

Termination in Connection with Change of Control

If, within six months of a “disposal” of the Company (which under his employment agreement is defined as a sale to a third party of all or substantially all of the Company), Mr. Van Saun is terminated by the applicable acquirer or resigns in direct response to being assigned to a position in which the nature or scope of his responsibilities or authority is not reasonably regarded as equivalent to or more senior to his position at us immediately prior to such sale, subject to his execution of a release, Mr. Van Saun will generally be:

•	entitled to receive a payment equal to two times the sum of his then base salary and Pension Benefits Funding;

•	treated as a “good leaver’ by reason of redundancy under the equity plans (which would result in him receiving awards on the original payment dates) and vesting for performance-based awards will be set at two-thirds of face value and will not be subject to pro-ration; and

•	subject to not being terminated by us for underperformance, entitled to a pro-rata target incentive award under the applicable annual incentive plan in respect of the year in which such termination occurs.

The above payments are subject to the following conditions: (i) Mr. Van Saun has not been offered or accepted a position with the acquirer that is at least as equivalent to his position immediately prior to the sale; (ii) in our opinion, Mr. Van Saun has not materially underperformed against agreed-upon performance objectives and plans; (iii) circumstances do not exist that would warrant a termination of Mr. Van Saun by us or the acquirer for “cause”; and (iv) there has been no clawback triggered under equity plans resulting in the reduction of Mr. Van Saun’s awards.

Voluntary Termination Other Than for “Good Reason”

Mr. Van Saun can terminate his employment voluntarily (other than for “good reason”) at any time upon giving six-months’ notice. We may, in our sole discretion, either place Mr. Van Saun on “garden leave” during such notice period (during which Mr. Van Saun will continue to receive his base salary and Pension Benefits Funding) or pay him an amount equal to six months of his base salary in lieu of the notice period (to be paid in installments on regularly scheduled payroll dates and reduced to offset other income received during this period).

Following the date on which Mr. Van Saun completes five years of service (which occurred on September 8, 2014), Mr. Van Saun will also be treated as a “good leaver’ by reason of redundancy under the equity plans (which would result in him receiving his awards on the original schedule, subject to satisfaction of the applicable performance conditions and pro-ration for performance based awards), provided he has given at least six-months’ notice in the event of a voluntary termination of employment, the board of directors does not determine that he committed any act warranting termination for “cause” and he does not commence employment with certain enumerated companies during the vesting period (which may be waived).

Termination due to Retirement, Death or Disability

Upon his termination of employment due to death or retirement, Mr. Van Saun or his estate will be entitled to, in each case, through the end of the month in which termination occurs:

•	his base salary; and

•	Pension Benefits Funding.

Upon his termination due to disability, he will be entitled to receive the same payments except through the date on which he will first become eligible to receive payment of long-term disability benefits under our employee benefit plans as then in effect.

Termination for “Cause”

If Mr. Van Saun’s employment is terminated for “cause,” Mr. Van Saun will receive his unpaid salary and Pension Benefits Funding through his termination date and will not be entitled to any additional payments or benefits.

Restrictive Covenants

Mr. Van Saun is subject to a perpetual confidentiality covenant. During his employment and for a period of six months following termination from us other than for “good reason” (less any time spent on “garden leave”), Mr. Van Saun cannot hold a position as employee, director, officer, consultant, partner, agent or principal in certain enumerated companies deemed to be a competitor of RBS or us, without the prior consent of RBS and the Company. During his employment and for a period of 12 months following his termination of employment from us (less any time spent on “garden leave”), Mr. Van Saun also cannot solicit or hire employees of RBS or us or solicit any of our customers or prospective clients or persuade or attempt to persuade any such customers or clients to divert business from us.

Definitions

“Cause” generally means Mr. Van Saun’s (i) willful material breach of any of his obligations under his employment agreement; (ii) in the opinion of RBS’s board of directors, being guilty of gross misconduct which brings him or us or any other member of RBS into disrepute; (iii) dishonesty in the conduct of his duties; (iv) gross incompetence, willful neglect of duty or mismanagement of his financial affairs through failure to observe our rules and procedures for the operation of bank accounts and/or borrowing; (v) being found guilty of, or entering a plea of nolo contendere to, any felony or misdemeanor involving dishonesty; (vi) committing any act of bankruptcy or taking advantage of any statute for the time being in force offering relief to insolvent debtors; or (vii) being prohibited from acting as our officer or any other member of the RBS due to any default on his part.

“Good reason” generally means (i) material breach of Mr. Van Saun’s employment agreement or (ii) a substantial diminution or other substantial adverse change not consented to by Mr. Van Saun, in the nature or scope of his base salary or responsibilities, authorities, powers, functions or duties.

Employment Agreements I Offer Letters of Messrs. Aboaf, Conner and Gannon and Ms. Shanik

Each of Messrs. Aboaf, Conner and Gannon and Ms. Shanik has entered into an employment agreement or offer letter with us or one of our subsidiaries. These arrangements generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation and eligibility for other health and welfare benefits. Under each executive’s employment agreement or offer letter, the executive is subject to a notice period of 90 days with regard to his or her intent to leave our or one of our subsidiaries’ employ for any reason. In addition, each of the arrangements contains covenants regarding the non-solicitation of customers and employees that apply for 12 months following a termination of employment for any reason.

The agreements of Messrs. Conner and Gannon and Ms. Shanik each provide that the executive is entitled to a minimum payment of 26 weeks of base salary in the event he or she is made redundant or is terminated by us without cause and for reasons unrelated to poor performance, subject to the execution and non-revocation of a release in our favor.

The employment agreement entered into with Mr. Aboaf in 2015 provides for an initial base salary of $700,000 and a role based allowance of $800,000 on an annual basis. In the event that we discontinue role based allowances (as we have, effective January 1, 2016), Mr. Aboaf’s total compensation opportunity in any full calendar year must be no less than $3,000,000. Mr. Aboaf’s employment agreement also provided for a guaranteed minimum variable compensation award for the 2015 performance year of $1,756,481 and a buy-out award in consideration of his forfeiture of equity awards in respect of his prior employer, which was granted in the form of deferred cash and restricted stock units under our Omnibus Plan, each of which will vest in accordance with the original schedules of the prior awards. In addition, Mr. Aboaf’s employment agreement provides that in the event of a termination without cause, he is entitled to receive his 2015 guaranteed variable compensation award (to the extent not yet paid), 26 weeks of base salary and, only for terminations occurring during 2015, 52 weeks of his role-based allowance less the amount of the role-based allowance actually paid during 2015. In addition, in the event Mr. Aboaf is terminated during calendar year 2016 in connection with a change of control of the Company, he would be entitled to receive his 2015 guaranteed variable compensation award (to the extent not yet paid) and 200% of his fixed pay (which includes his base salary and his 2015 role based allowance). Lastly, Mr. Aboaf’s employment agreement also provides that, for purposes of calculating retirement eligibility under the Company’s various plans, he will be credited with an additional five years of service.

Mr. Gannon’s employment agreement also provides that if, prior to RBS’ ownership dropping below 50%, he is made redundant solely as a result of the sale of the Company other than through an initial public offering, he will be entitled to receive a payment equal to 150% of his fixed pay. This provision lapsed effective as of March 30, 2015, when RBS’ interests in the Company fell below 50%.

Separation Agreement of Mr. Fawcett

Mr. Fawcett entered into a separation agreement with the Company in connection with the separation of his employment as of April 30, 2015.

In connection with that agreement, Mr. Fawcett received the following payments and benefits, subject to his execution and non-revocation of a release of claims in favor of the Company: (i) payment of $500,000 in lieu of variable compensation for the 2015 performance year; (ii) payment of $25,000 to defray medical expense during the first year post-termination; (iii) payment of $12,500 for legal fees incurred in connection with his separation; and (iv) payment of $23,333 for accrued paid time off. In addition, in connection with his separation, Mr. Fawcett’s outstanding equity and deferred cash awards were treated in accordance with the terms and conditions applicable to each such award, which resulted in $3,023,891 of value remaining outstanding. This amount been determined by adding the value of deferred cash awards and share-based awards that will remain outstanding post-termination (in the case of share-based awards, by multiplying the number of shares underlying awards at his separation date by the closing price of Company common stock on April 30, 2015, which was $26.05 per share). In addition, as part of the negotiations, the equity portion of Mr. Fawcett’s incentive compensation in respect of the 2014 performance year was awarded in non-performance-based awards. Mr. Fawcett’s agreement also contains covenants regarding non-solicitation of customers and employees that apply for 12 months post-termination.

Potential Payments Table

The following table summarizes estimated payments and benefits that would be provided to our NEOs (other than Mr. Fawcett) pursuant to our severance practice, their employment agreements or offer letters (as applicable) and the terms of outstanding equity awards, in connection with a termination of employment under various scenarios or a change of control, assuming such event occurred on December 31, 2015. The payments and benefits received by Mr. Fawcett in connection with his separation from employment are described above in “—Employment AgreementslOffer Letters with our NEOs—Separation Agreement of Mr. Fawcett.” For the summary of the material terms of the outstanding equity awards, our severance practice and our NEOs’ employment agreements or offer letters, as applicable, see “—Equity Awards”, —Severance Practice” and “—Employment AgreementslOffer Letters with our NEOs” above.

Name	Voluntary Termination ($)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change in Control Not for Cause Termination ($)		Change in Control Good Reason Resignation ($)		Change in Control Only (No Related Termination) ($)	Death ($)	Disability ($)		Retirement ($)
Bruce Van Saun
Cash Payment	0	(6)	5,113,715	(7)	4,089,250	(8)	0	6,700,108	(9)	6,700,108	(9)	0	0	1,024,465	(10)	0
Equity Awards(1)(2)	12,945,822		12,945,822		11,817,995		0	10,805,680		10,805,680		4,871,979	12,945,822	12,945,822		12,945,822
Deferred Cash Awards(2)	597,450		597,450		597,450		0	597,450		597,450		0	597,450	597,450		597,450
Health Benefits(3)	0		1,121		1,121		0	1,121		1,121		0	0	0		0
Outplacement Services(4)	0		4,378		4,378		0	4,378		4,378		0	0	0		0
Total	13,543,272		18,662,486		16,510,194		0	18,108,737		18,108,737		4,871,979	13,543,272	14,567,737		13,543,272

Eric Aboaf
Cash Payment	0		0		2,329,849	(11)	0	0		0		0	0	0		0
Equity Awards(1)(5)	0		0		1,810,489		0	1,810,489		1,810,489		0	1,810,489	1,810,489		1,810,489
Deferred Cash Awards(5)	0		0		0		0	0		0		0	0	0		0
Health Benefits(3)	0		0		1,072		0	0		0		0	0	0		0
Outplacement Services(4)	0		0		4,378		0	0		0		0	0	0		0
Total	0		0		4,145,788		0	1,810,489		1,810,489		0	1,810,489	1,810,489		1,810,489

Brad L. Conner
Cash Payment	0		0		350,000	(12)	0	0		0		0	0	0		0
Equity Awards(1)(5)	414,326		414,326		2,621,959		0	2,989,719		1,733,883		815,216	3,037,673	2,621,959		2,621,959
Deferred Cash Awards(5)	90,282		90,282		219,632		0	219,632		219,632		0	219,632	219,632		219,632
Health Benefits(3)	0		0		1,121		0	0		0		0	0	0		0
Outplacement Services(4)	0		0		4,378		0	0		0		0	0	0		0
Total	504,608		504,608		3,197,090		0	3,209,351		1,953,515		815,216	3,257,305	2,841,591		2,841,591

Stephen T. Gannon
Cash Payment	0		0		300,000	(12)	0	0		0		0	0	0		0
Equity Awards(1)(5)	0		0		162,614		0	511,098		511,098		0	511,098	162,614		162,614
Deferred Cash Awards(5)	0		0		154,000		0	154,000		154,000		0	154,000	154,000		154,000
Health Benefits(3)	0		0		1,120		0	0		0		0	0	0		0
Outplacement Services(4)	0		0		4,378		0	0		0		0	0	0		0
Total	0		0		622,112		0	665,098		665,098		0	665,098	316,614		316,614

Nancy L. Shanik
Cash Payment	0		0		287,500	(12)	0	0		0		0	0	0		0
Equity Awards(1)(5)	537,838		537,838		2,414,110		0	2,711,576		1,606,436		632,326	2,748,771	2,414,110		2,414,110
Deferred Cash Awards(5)	119,367		119,367		250,827		0	250,827		250,827		0	250,827	250,827		250,827
Health Benefits(3)	0		0		0		0	0		0		0	0	0		0
Outplacement Services(4)	0		0		4,378		0	0		0		0	0	0		0
Total	657,205		657,205		2,956,815		0	2,962,403		1,857,263		632,326	2,999,598	2,664,937		2,664,937

(1)

These amounts reflect the value of deferred cash and shares expected to vest, with the share value determined by multiplying the number of shares subject to outstanding awards by $26.19, which is the closing price on the New York Stock Exchange of Company shares on

December 31, 2015. For 2013 LTIP awards held by NEOs other than Mr. Van Saun, the amounts in this row are based on RemCo’s actual discretionary assessment of performance. For Mr. Van Saun, the 2013 LTIP award amount is based on the maximum level of performance since RBS’ discretionary assessment of performance had not occurred as of December 31, 2015.

(2)	Under the terms of his employment agreement, following September 8, 2014 (the date Mr. Van Saun completed five years of service), on a termination of his employment, provided he has given at least six months’ notice, the RBS board of directors does not determine that he committed any act warranting a termination for “cause” and he does not commence employment with certain enumerated companies during the remaining vesting period (which may be waived): (i) Mr. Van Saun’s restricted stock units awarded under the Omnibus Plan and deferred cash award granted in 2015 would remain outstanding and continue to vest in accordance with the original vesting schedule and would not be pro-rated based on service; (ii) Mr. Van Saun’s 2013 LTIP award and performance share units awarded under the Omnibus Plan would vest based on actual performance at the end of the performance period and would not be pro-rated based on service (for purposes of the above table, maximum performance is assumed for 2013 LTIP award and target performance is assumed for the Omnibus Plan award); and (iii) Mr. Van Saun’s special IPO awards would continue to vest in accordance with the original schedule and would not be pro-rated based on service. The table assumes that Mr. Van Saun has given the requisite six months’ notice of termination.

If, within six months of a “disposal” (as defined in Mr. Van Saun’s employment agreement), Mr. Van Saun is terminated by the acquirer or resigns in direct response to being assigned to a position in which the nature or scope of his responsibilities or authority is not reasonably regarded as equivalent to or more senior to his position at the Company immediately prior to such disposal, subject to his execution of a release: (i) Mr. Van Saun’s restricted stock units awarded under the Omnibus Plan and deferred cash award granted in 2015 would accelerate; (ii) 2013 LTIP award and performance share units awarded under the Omnibus Plan would be deemed vested at two-thirds face value and would not be pro-rated based on service; and (iii) Mr. Van Saun’s special IPO awards would continue to vest in accordance with the original schedule and would not be pro-rated based on service.

In the event of the Company’s termination of Mr. Van Saun without cause: (i) Mr. Van Saun’s restricted stock units awarded under the Omnibus Plan and deferred cash award granted in 2015 would remain outstanding and continue to vest in accordance with the original vesting schedule and would not be pro-rated based on service; (ii) Mr. Van Saun would vest in his 2013 LTIP awards and performance share units awarded under the Omnibus Plan based on actual performance at the end of the performance period, subject to pro-ration based on the portion of the applicable vesting period during which he was employed (for purposes of the above table, maximum performance is assumed for 2013 LTIP award and target performance is assumed for the Omnibus Plan award); and (iii) Mr. Van Saun’s special IPO awards would continue to vest in accordance with the original schedule and would not be pro-rated based on service. In the event of his death, Mr. Van Saun’s equity awards would be treated the same as other NEOs’ awards, as described in footnote 5 below.

(3)	These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active employee cost of these benefits.

(4)	These amounts reflect the cost for us to provide outplacement services for 12 months under our outplacement policy.

(5)	The below includes a description of the treatment of equity-based awards and deferred cash awards in the event of a termination of employment for NEOs other than Mr. Van Saun. In the event of death, Mr. Van Saun’s equity awards would be treated the same as other NEOs’ awards, as described below.

Under the terms of the CFG Deferral Plan, following an NEO’s termination of employment for any reason (other than for “cause” (as defined in the CFG Deferral Plan), in which case deferred share awards would be forfeited), awards held by each of the NEOs would remain outstanding and continue to vest in accordance with the original vesting schedule and would not be pro-rated based on service as long as the NEO does not engage in any “detrimental activity” (as defined in the CFG Deferral Plan) in the case of termination of employment due to redundancy and does not engage in any “competitive activity” (as defined in the CFG Deferral Plan) or any “detrimental activity” in the case of any other termination of employment. In the event of death, deferred awards under the CFG Deferral Plan would become immediately vested and would be paid in cash.

Under the terms of the CFG LTIP, following an NEO’s termination of employment due to (i) disability, (ii) retirement with our agreement, (iii) redundancy, (iv) NEO’s employing entity ceasing to be a “member” of RBS (such as due to a “change in control” event), (v) the business in which the NEO works being transferred to a person which is not a “member” of RBS or (vi) any other reason, if and to the extent the Compensation Committee so decides in any particular case, each of these NEOs would continue to vest in his or her outstanding LTIP awards in accordance with the original vesting schedule, subject to actual performance and pro-ration based on the portion of the vesting period during which the NEO was employed by us (for purposes of the above table, target performance is assumed). In the event of an NEO’s death, LTIP awards would become vested in full as of the date of death and would not be subject to pro-ration based on service.

Under the terms of the CFG LTIP Plan and the special IPO award certificates, following an NEO’s termination of employment due to (i) voluntarily leaving the Company for employment with another RBS entity with the Company’s consent, (ii) disability, (iii) retirement with the consent of the Company, or (iv) redundancy, the special IPO awards would continue to vest as originally scheduled and would not be subject to pro-ration based on the period of the vesting period during which the NEO was employed by us. In the event of death, the special IPO awards would vest in full as of the date of death. In the event of voluntary resignation or a termination by the Company for cause, the special IPO awards would be forfeited.

Under the terms of restricted stock units granted under the Omnibus Plan and deferred cash awards granted in 2015, in the event of a voluntary resignation all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, disability or retirement (as defined) awards will continue to vest in accordance with the original vesting schedule and would not be pro-rated based on service as long as the NEO does not engaged in “detrimental activity” or, in the case of retirement or disability, “competitive activity”. In the event of an NEO’s death, awards would become vested in full as of the date of death and would not be subject to pro-ration based on service. In the event of a termination without cause or resignation with good reason, in each case, within 12 months following a change of control of the Company, awards would be accelerated. In the event of a termination for cause, awards would be forfeited.

Under the terms of performance stock units granted under the Omnibus Plan, in the event of a participant’s voluntary resignation, all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, disability or retirement (as defined) awards will continue to vest in accordance with the original schedule subject to actual performance and would not be pro-rated based on service, provided the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engaged in “detrimental activity” or, in the case of retirement or disability, “competitive activity”. In the termination occurs prior to the first year anniversary of the performance period start date, awards would be forfeited. Because this table assumes termination occurs as of December 31, 2015, which is prior to the first anniversary of the performance period start date (which was January 1, 2016), awards are assumed to have been forfeited in these circumstances. In the event of a participant’s death, awards would become vested at target would not be subject to pro-ration based on service. In the event of a termination without cause or resignation with good reason, in each case, within 12 months following a change of control of the Company, awards would be accelerated based on the level of performance measured as of the change of control. In the event of a termination for cause, awards would be forfeited.

(6)	This assumes that we do not elect, in our discretion, to pay Mr. Van Saun six months of base salary and Pension Benefits Funding in lieu of complying with the notice period under the terms of his employment agreement.

(7)	This amount reflects the sum of (i) 18 months of base salary, (ii) six months of Pension Benefits Funding and (iii) a pro-rata annual discretionary award based on target (175% of base salary under Mr. Van Saun’s offer letter). Because the assumed termination date is December 31, 2015, the full target award is reflected.

(8)	This amount reflects the sum of (i) 12 months of base salary and (ii) a pro-rata annual discretionary award based on target (175% of base salary under Mr. Van Saun’s offer letter). Because the assumed termination date is December 31, 2015, the full target award is reflected. This amount also assumes that we do not elect, in our discretion, to pay Mr. Van Saun six months of base salary and Pension Benefits Funding in lieu of complying with the notice period under the terms of his employment agreement.

(9)	This amount reflects the sum of (i) two times the sum of Mr. Van Saun’s base salary and Pension Benefits Funding and (ii) a pro-rata annual discretionary award based on target (175% of base salary under Mr. Van Saun’s offer letter). Because the assumed termination date is December 31, 2015, the full target award is reflected.

(10)	This amount reflects six months of base salary and Pension Benefits Funding, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits under the terms of his employment agreement.

(11)	This amount reflects Mr. Aboaf’s 2015 guaranteed variable compensation award, 26 weeks of base salary and 52 weeks of his role-based allowance less the amount of the role-based allowance actually paid during 2015.

(12)	This amount reflects 26 weeks of base salary.

DIRECTOR COMPENSATION

In connection with our initial public offering, we adopted the Citizens Financial Group, Inc. Non-Employee Director Compensation Policy (“Director Compensation Policy”). Effective as of October 1, 2015, our Board of Directors amended the Director Compensation following its annual review, in conjunction with the Compensation Committee’s independent compensation consultant. Below is a summary of the changes made to the Director Compensation Policy made during 2015.

Element of Compensation	Effective as of IPO	2015 Changes
Annual Cash Retainer	$75,000	$75,000 (effective 10/1/15)
Annual Restricted Stock Unit Retainer	$75,000	$100,000 (effective 10/1/15)
Lead Director Retainer	$20,000	$25,000 (effective 10/1/15)
Audit Chair Retainer	$15,000	$30,000 (effective 5/1/15)
Other Chair Retainers	$10,000	$15,000 (effective 10/1/15)

Non- employee directors receive their cash retainers payable in quarterly installments, in advance. In addition, each non-employee director who attends more than six meetings of any committee of our Board of Directors in any calendar year also receives an additional cash fee of $1,500 for each such additional meeting attended (regardless of whether attended in person or by telephone).

Each non-employee director also receives, on the date of each annual meeting of our stockholders, an annual grant of restricted stock units under the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (“Directors Plan”), having a “fair market value” (defined under the Directors Plan as the closing price of a share of our common stock on the day prior to the grant date) of $100,000. Each annual award will vest 100% on the first anniversary of the grant date, subject to the terms and conditions of the Directors Plan and the applicable award agreement thereunder. During 2015, in addition to the annual grant made in May, a make-up grant was made to directors effective as of October 1, 2015 in order to effectuate the increase in the annual equity retainer for the period of October 1, 2015 to April 28, 2016 (the date of the 2016 shareholders meeting). The grants of restricted stock units will fully vest upon a “change of control” (as defined in the above description of the Omnibus Plan) or a non-employee director’s separation from service from our Board of Directors for any reason (other than under circumstances which would constitute “cause” under the terms of our bylaws or applicable law).

During 2015, our Compensation Committee and Board of Directors approved the terms and conditions of director stock awards to be granted starting in 2016, which will require mandatory deferral of settlement until directors retire from the Board of Directors.

In addition, our directors are eligible to receive matching charitable contributions up to $5,000 per year, as part of our general charitable contribution program. Under our charitable contribution policy, we match charitable contributions dollar-for-dollar up to the maximum matching contribution. Our non-employee directors do not participate in our employee benefit programs.

Directors may defer up to 100% of their cash retainers and other cash fees under our Directors Deferred Compensation Plan. No Company contributions are made to this plan. Contributions to this plan are credited with interest on a monthly basis, based on the applicable interest crediting rate applicable for the month interest is to be posted. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus two percent (2%), which is then divided by 12 to determine the monthly interest crediting rate. There are no above-market or preferential earnings on compensation deferred pursuant to this plan.

Directors also receive reimbursement of business expenses incurred in connection with their attendance at meetings.

As discussed in above in “Compensation Discussion and Analysis—Stock Ownership and Retention Guidelines”, non-employee directors are required to hold shares with a value at least equal to four times their annual cash retainer (which was increased from three times during 2015).

2015 Director Compensation Table

The following table lists the individuals who served as our non-employee directors during 2015 and summarizes the compensation earned by each director in 2015. Directors who are also our employees are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Other Compensation(2)	Total Compensation
Mark Casady	75,686	89,188	—	164,874
Christine M. Cumming(3)	18,750	56,776	—	75,526
Anthony Di lorio	86,186	89,188	—	175,374
Robert Gillespie(4)	63,186	89,188	—	152,374
William P. Hankowsky	84,686	89,188	—	173,874
Howard W. Hanna III(5)	86,186	89,188	—	175,374
Leo I. Higdon	86,186	89,188	5,000	180,374
Charles J. Koch	107,368	89,188	—	196,556
Arthur F. Ryan	111,459	89,188	—	200,647
Shivan S. Subramaniam(6)	87,027	89,188	5,000	181,215
Wendy A. Watson(6)	109,573	89,188	5,000	203,761
Marita Zuraitis	75,686	89,188	—	164,874

(1)	On May 5, 2015, the date of our 2015 annual shareholders meeting, our non-employee directors were granted restricted stock units in accordance with our Director Compensation Policy in effect as of such date. See “Director Compensation”. In addition, on October 1, 2015, our non-employee directors were granted additional restricted stock units in order to implement the increase in the annual equity retainer adopted by the Board of Directors as of such date. The amounts shown in this column reflect the grant date fair market value of the restricted stock units granted to the directors calculated in accordance with FASB ASC Topic 718, using the valuation methodology and assumptions set forth in Notes 1 and 25 to the Company’s consolidated financial statements included in its 2015 Annual Report on Form 10-K, which are hereby incorporated by reference. As of December 31, 2015, each of our non-employee directors other than Ms. Cumming held 3,462 restricted stock units and Ms. Cumming held 2,416 restricted stock units, all of which are scheduled to become vested on April 28, 2016 the date of our 2016 annual shareholders meeting. All of Mr. Gillespie’s restricted stock units became vested when he ceased to serve on the Board of Directors pursuant to their terms and conditions.

(2)	Amounts in this column reflect matching charitable contributions made by us on behalf of directors during 2015.

(3)	Ms. Cumming joined our Board of Directors on October 1, 2015.

(4)	Mr. Gillespie resigned from our Board of Directors effective November 3, 2015, coincident with RBS’ interests in the Company falling below twenty percent, in accordance with the separation agreement between RBS and the Company.

(5)	Mr. Hanna elected to defer 50% of the fees paid to him during 2015 pursuant to our Directors Deferred Compensation Plan. For a summary of material terms of the plan, see “Director Compensation” above.

(6)	Each of Mr. Subramaniam and Ms. Watson elected to defer all of their board membership fees earned for 2015 pursuant to our Directors Deferred Compensation Plan. For a summary of the material terms of the plan, see “Director Compensation” above.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 1, 2016 regarding the beneficial ownership of our common stock by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of the directors and named executive officers individually; and

•	all directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units that will become vested within 60 days of the date of determination, which in the case of the following table is March 1, 2016. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 527,826,071 shares of our common stock outstanding as of March 1, 2016.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders
BlackRock, Inc.**	32,407,435	6.14
The Vanguard Group, Inc***	35,104,416	6.65
Wellington Management Group LLP****	28,998,652	5.49
Directors and Named Executive Officers
Bruce Van Saun	486,796	*
Eric Aboaf	22,004	*
Brad L. Conner	115,504	*
John J. Fawcett	95,684	*
Stephen T. Gannon	15,116	*
Nancy L. Shanik	102,546	*
Mark Casady	9,745	*
Christine M. Cumming	2,416	*
Anthony Di lorio	18,045	*
William P. Hankowsky	20,545	*
Howard W. Hanna III	14,545	*
Leo I. Higdon	7,565	*
Charles J. Koch	25,545	*
Arthur F. Ryan	50,545	*
Shivan S. Subramaniam	20,545	*
Wendy A. Watson	9,545	*
Marita Zuraitis	7,545	*
All directors and executive officers as a group (20 persons)	1,186,023	*

*	Less than 1%.

**	Represents shares beneficially owned by BlackRock, Inc. 55 East 52nd St, New York, NY 10022. BlackRock, Inc. has sole voting power with respect to 28,512,370 shares, sole dispositive power with respect to 32,363,781 shares and shared voting and dispositive power with respect to 43,654 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock with the SEC on January 28, 2016.

***	Represents shares beneficially owned by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 460,562 shares, sole dispositive power with respect to 34,595,554 shares, shared voting power with respect to 48,300 shares and shared dispositive power with respect to 508,862 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2016.

****	Represents shares beneficially owned by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, c/o Wellington Management Company LLP, 280 Congress St, Boston MA 02210. Wellington Management Group, LLP has shared voting power with respect to 23,930,224 shares and shared dispositive power with respect to 28,998,652 shares. The foregoing information is based solely on a consolidated Schedule 13G filed jointly by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP with the SEC on February 11, 2016.

AUDIT MATTERS

Audit Committee Report

The purpose of the Audit Committee (the “Committee”) is to assist Citizens Financial Group, Inc.’s (the “Company”) Board of Directors (the “Board”) in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, qualifications, independence, performance and retention of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function, and (iv) compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a Charter that was last amended and restated by the Board on August 22, 2014. As set forth in the Charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting and financial controls. Deloitte and Touche LLP (“Deloitte”), the Company’s independent auditor for 2015, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2015. The Committee has discussed with Deloitte the matters that are required to be discussed under PCAOB standards. Deloitte has provided to the Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed with Deloitte that firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015 be included in the Company’s 2015 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Committee:

Wendy A. Watson (Chair)	Anthony Di lorio
William P. Hankowsky	Howard W. Hanna III
Leo I. Higdon	Charles J. Koch

February 24, 2016

Pre-approval of Independent Auditor Services

The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the chair or any independent member of the committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates for the years ended December 31, 2015 and 2014.

	2015	2014
Audit fees	$5,592,000	$5,596,500
Audit-related fees(1)	1,195,600	2,426,796
Tax fees(2)	333,141	305,269
All other fees(3)	5,700	7,500

Total	$7,126,441	$8,336,065

(1)	Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 16 reports for the Company’s cash management and investment management clients, and services provided in conjunction with the Company’s equity and debt offerings related to the Company’s separation from RBS. Some of the separation costs were reimbursed by RBS.
(2)	Includes ad-hoc tax advisory services.
(3)	Represents fee for access to the independent accounting firm’s on-line research library.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated the twelve persons named below for election as directors at the Annual Meeting to serve until the 2017 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the Board. If any nominee is unable to serve as a director, which we do not anticipate, the Board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

•	Bruce Van Saun

•	Mark Casady

•	Christine M. Cumming

•	Anthony Di lorio

•	William P. Hankowsky

•	Howard W. Hanna III

•	Leo I. (“Lee”) Higdon

•	Charles J. (“Bud”) Koch

•	Arthur F. Ryan

•	Shivan S. Subramaniam

•	Wendy A. Watson

•	Marita Zuraitis

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Directors, Executive Officers and Corporate Governance—Nominees” beginning on page 11.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE ELECTION TO THE BOARD

OF EACH OF THE TWELVE NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending December 31, 2016. Deloitte & Touche LLP served as our independent auditors for the fiscal year ending December 31, 2015.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION

OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE COMPANY FOR FISCAL YEAR 2016.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in the “Compensation Discussion and Analysis” we seek to closely align the interests of our named executive officers with the interests of our stockholders. During 2015, our compensation decisions were made within the confines of UK and European remuneration regulations that applied to us, including decisions related to the compensation disclosed in the 2015 Summary Compensation Table. Following RBS’ sale of its remaining equity interest in the Company in November 2015, we have made several changes to our compensation structure that are effective in 2016 in order to further align executive compensation with our strategic objectives, the interests of our stockholders and practices at our regional bank peers, which is discussed in the “Compensation Discussion and Analysis”.

We encourage you to review the complete description of our executive compensation programs provided in this proxy statement, including the “Compensation Discussion and Analysis” that begins on page 30 and the compensation tables and accompanying narrative.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on a nonbinding, advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and accompanying narrative).

Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee will carefully consider the stockholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

OTHER INFORMATION FOR STOCKHOLDERS

Other Business

The board of directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Proposals for 2017

The Company will review for inclusion in next year’s proxy statement stockholder proposals submitted pursuant to SEC Rule 14a-8 that are received by November 8, 2016. In order for a stockholder proposal or director nomination to be considered for inclusion in our proxy materials for the annual meeting, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 8, 2016, and must comply with the rules and regulations promulgated by the SEC. These stockholder notices also must comply with the requirements of our Bylaws and will not be effective otherwise. Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our Corporate Secretary. To be timely, a stockholder’s notice for proposals outside of SEC Rule 14a-8 must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of stockholders to be held in 2016, such a proposal must be received on or after November 29, 2016, but not later than December 29, 2016. In the event that the date of the annual meeting of stockholders to be held in 2017 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2017 and not later than 70 days prior to such annual meeting of stockholders to be held in 2017 or 10 days following the day on which public announcement of the date of such annual meeting is first made.

Annual Report for 2015

The fiscal 2015 Annual Report to Stockholders is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this proxy statement and our fiscal 2015 Annual Report at www.edocumentview.com/CFG. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Householding of Annual Disclosure Documents

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call or write to Investor Relations at (203) 900-6854 or 600 Washington Boulevard, Stamford, Connecticut 06901. If you want to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Stamford, Connecticut

March 8, 2016

Appendix A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Non-GAAP Reconciliation

(Excluding restructuring charges and special items)

$s in millions, except share and per share data		FULL YEAR		2015 vs 2014
		2015	2014	Change	% Change
EARNINGS PER COMMON SHARE DATA
Diluted earnings per common share:

Net income available to common stockholders, excluding restructuring charges and special items:
Net income available to common stockholders (GAAP)	A	$833	$865	($32)	(4)%
Add: Restructuring charges and special items, net of income tax expense (benefit)		31	(75)	106	141%

Net income available to common shareholders, excluding restructuring charges and special items (non-GAAP)	B	$864	$790	$74	9%

Total weighted-average basic shares outstanding		535,599,731	556,674,146	(21,074,415)	(4)%
Add: Weighted-average dilutive shares		2,621,167	1,050,790	1,570,377	NM

Total weighted-average diluted shares outstanding	C	538,220,898	557,724,936	(19,504,038)	(3)%

Net income per share - diluted (GAAP) (1)	A/C	$1.55	$1.55	$—	—%
Net income per share, excluding restructuring charges and special items - diluted (non-GAAP) (1)	B/C	$1.61	$1.42	$0.19	13%

(1)	Per share amounts presented in this report are calculated using whole dollars.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	Ê
01 - Bruce Van Saun	☐	☐	02 - Mark Casady	☐	☐	03 - Christine M. Cumming	☐	☐

04 - Anthony Di lorio	☐	☐	05 - William P. Hankowsky	☐	☐	06 - Howard W. Hanna III	☐	☐

07 - Leo I. (“Lee”) Higdon	☐	☐	08 - Charles J. (“Bud”) Koch	☐	☐	09 - Arthur F. Ryan	☐	☐

10 - Shivan S. Subramaniam	☐	☐	11 - Wendy A. Watson	☐	☐	12 - Marita Zuraitis	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify the appointment of our independent registered public accounting firm.	☐	☐	☐	3.	Advisory vote on executive compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Citizens Financial Group, Inc. 2016 Annual Meeting of Stockholders

April 28, 2016, at 9:00 a.m. Eastern Time.

One Citizens Plaza, Providence, Rhode Island 02903.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Ê

Proxy – Citizens Financial Group, Inc.

Notice of 2016 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – April 28, 2016

Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Citizens Financial Group, Inc. to be held on April 28, 2016 at 9:00 a.m. Eastern Time, at One Citizens Plaza, Providence, Rhode Island 02903 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as specified by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	Ê